Exhibit 1.2

                            ARTICLES OF ASSOCIATION

                                       OF

                               ICICI BANK LIMITED

                                TABLE A EXCLUDED

1. The regulations contained in Table A in the Schedule I of the Companies Act, 1956, shall not apply to the Company except so far as the same are repeated, contained or expressly made applicable in these presents or by the Act.

2.     (a)    The regulations for the management of the Company and for the observance by the Members thereof and their representatives shall, subject as aforesaid and to any exercise of the statutory powers of the Company in reference to the repeal or alteration of or addition to its regulations by Special Resolution, as prescribed or permitted by the Act, be such as are contained in these presents.

       (b) The provisions of the Banking Regulation Act, 1949, shall have effect notwithstanding anything to the contrary contained in the Memorandum and Articles of Association of the Company.

                                   INTERPRETATION

3. In these presents, unless there be something in the subject or context inconsistent therewith:

       "The Act" or "the said Act" means "The Companies Act, 1956" and includes any statutory modification or re-enactment thereof for the time being in force.

       "Board'" or "Board of Directors" means the Board of Directors of the Company.

       "Banking Act" means the Banking Regulation Act, 1949, and includes any statutory modification or re-enactment thereof for the time being in force.

       "The Company" means ICICI Bank Limited.

       "Director" or "Directors" means the Director or Directors of the Company.

       "Financial Year" means the period of twelve months of a calendar year for which accounts, Balance Sheet and Profit and Loss Account have to be prepared by the Company.

       (1) (......) deleted

       "Members" means the duly registered holder, from time to time, of the shares of the Company and includes the subscribers to the Memorandum of Association but does not include a bearer of a share warrant.

       "Month" means calendar month.

       "The Office" means the Registered Office for the time being of the Company.

       "These presents" means these Articles of Association as originally framed or as altered and amended from time to time.

       "The Register" means the Register of Members kept by the Company pursuant to Section 150 (1) of the Act.

       "Registrar" means the Registrar of Companies of the State in which the Office of the Company is for the time being situated.

       "Regulatory Agencies" means any authority appointed under the Act or the Banking Act and includes the Central Government, Company Law Board, the Registrar or any other authority appointed under the Act and the Reserve Bank of India acting through any of its duly authorised officer under the Banking Act or any other authority authorised to exercise any power under any other law for the time being in force.

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1   The following definition of the term "ICICI" has been deleted pursuant to the Order dated March 7, 2002 of the High Court of Gujarat at Ahmedabad in connection with the amalgamation of ICICI Limited, ICICI Capital Services Limited and ICICI Personal Financial Services Limited with ICICI Bank Limited.

    "ICICI" means The Industrial Credit and Investment Corporation of India Limited, a public company incorporated under the Indian Companies Act, 1913.


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       "Reserve Bank" means the Reserve Bank of India established under the
       Reserve Bank of India Act, 1934 (2 of 1934).

       "The said Acts" means the Act and the Banking Act referred to collectively.

       "The Seal" means the Common Seal for the time being of the Company.

       "Writing" or "Written" shall include printing and lithography and any other mode or modes of representing or reproducing words in a visible form.

       Words importing the singular number include where the context admits or requires the plural number and vice versa.

       Words importing the masculine gender only shall include the feminine gender.

       Words importing persons shall include the Central or State governments, corporations,firms, individuals, trusts, societies, associations and other bodies, whether incorporated or not.

       Subject as aforesaid any words or expression defined in the Act except where it is repugnant to the subject or context hereof shall bear the same meaning in these presents.

       The marginal notes hereto shall not affect the construction or meaning hereof.

                                   PRELIMINARY

4. Copies of the Memorandum and Articles of Association of the Company and every Agreement and every resolution (referred to in Section 192 of the Act) shall be furnished to every Member at his request within the period and on payment of such sum as may be prescribed by the Act.

                                     CAPITAL

5.   (2)(a)   The Authorised Capital of the Company is Rs.1900,00,00,000 divided into 100,00,00,000 equity shares of Rs.10 each, 5,50,00,000 preference shares of Rs.100 each and 350 preference shares of Rs.1 crore each.

       (b) The Company has power from time to time to increase or reduce its capital and to divide the shares in the capital for the time being into several classes and to attach thereto, respectively, such preferential, cumulative, convertible, guarantee, qualified or other special rights, privileges, conditions or restrictions, as may be determined by or in accordance with these presents and to vary, modify or abrogate any such right, privileges or conditions or restrictions in such manner as may for the time being be permitted by these presents or the legislative provisions for the time being in force in that behalf.

       (c) Subject to the provisions of Section 80(1) of the Act, the Company shall have the power to issue preference shares which are, or at the option of the Company are to be, liable to be redeemed.

              Provided that:

              (i) no such shares shall be redeemed except out of profits of the Company which would otherwise be available for dividend or out of the proceeds of a fresh issue of shares made for the purposes of the redemption;

              (ii) no such shares shall be redeemed unless they are fully paid;

              (iii) the premium, if any, payable on redemption must have been provided for out of the profits of the Company or the Company's Share Premium Account before the shares are redeemed; and

              (iv) where any such shares are redeemed otherwise than out of the proceeds of a fresh issue, there shall, out of profits which would otherwise have

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2    At the time of incorporation, the Authorised Capital of the Company was
     Rs.300,00,00,000 divided into 30,00,00,000 equity shares of Rs.10 each. Pursuant to the Order dated March 7, 2002 of the High Court of Gujarat at Ahmedabad in connection with the amalgamation of ICICI Limited, ICICI Capital Services Limited and ICICI Personal Financial Services Limited with ICICI Bank Limited, the Authorised Capital was increased to Rs.2,250,00,00,000, divided into 190,00,00,000 equity shares of Rs.10 each and 350 preference shares of Rs.1 crore each. Thereafter, pursuant to the Special Resolution passed at the Eighth Annual General Meeting of the Company held on September 16, 2002 and the approval of Reserve Bank of India vide letter dated January 16, 2003, the Authorised Share Capital was reduced to Rs.1900,00,00,000 divided into 155,00,00,000 equity shares of Rs.10 each and 350 preference shares of Rs.1 crore each and Article V (a) was amended at the said Annual General Meeting.


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


              been available for dividend, be transferred to a reserve fund, to be called the "Capital Redemption Reserve Account", a sum equal to the nominal amount of the shares redeemed and the provisions of the Act relating to the reduction of the share capital of the Company shall, apply as if the Capital Redemption Reserve Account were paid-up share capital of the Company.

       Subject to the rights of the holders of any other shares entitled by the terms of issue to preferential repayment over the equity shares in the event of winding up of the Company, the holders of the equity shares shall be entitled to be repaid the amounts of capital paid up or credited as paid up on such equity shares and all surplus assets thereafter shall belong to the holders of the equity shares in proportion to the amount paid up or credited as paid up on such equity shares respectively at the commencement of the winding up.

6. The Company shall cause to be kept a Register of Members, an Index of Members, a Register and Index of Debenture-holders in accordance with Sections 150, 151 and 152 of the Act.

7. The Directors shall, subject to the provisions of Section 154 of the Act, have power to close the Register of Members or Debenture-holders of the Company.

8. The Company may exercise the powers conferred on it by Section 157 of the Act with regard to the keeping of a foreign register and the Board may, subject to the provisions of Section 158 of the Act, make and vary such regulations as it may think fit in respect of the keeping of any such Register.

9.     (a)    The Register of Members, the Index of Members, the Register and
              Index of Debenture-holders and copies of all Annual Returns prepared under Section 159 of the Act together with the copies of certificates and documents required to be annexed thereto under
              Section 161 of the Act shall, except when the Register of Members or Debenture-holders is closed under the provisions of the Act or these presents, be kept open to inspection at the Office on any working day between 11.00 a.m. and 1.00 p.m. or such other time as the Board may determine, from time to time, of any Member or Debenture-holder gratis and to inspection of any other person on payment of such sum as may be prescribed by the Act.

       (b) Any such Member, Debenture-holder or other person may make extracts therefrom without fee or additional fee as the case may be or require a copy of any Register, Index or copy or of any part thereof on payment of such sum as may be prescribed by the Act. The Directors may at their discretion reduce or waive the sum payable for each inspection or extract.

       (c) The Company shall send to any Member, Debenture-holder or other persons, on request, a copy of the Register of Members, the Index of Members, the Register and Index of Debenture-holders or any part thereof required under the Act, on payment of such sum as may be prescribed by the Act. The copy shall be sent within the period prescribed by the Act.

10.    In accordance with the provisions of the Act:

       (a) The shares, (3)debentures or other interest of any Member in the Company shall be movable property, transferable in the manner provided hereunder.

       (b) Each share in the Company shall be distinguished by its appropriate number.

       (c) A certificate under the Common Seal of the Company specifying any shares held by any Member shall be prima facie evidence of the title of the Member to such shares.

              The shares in the capital of the Company shall be numbered progressively according to their several denominations and except in the manner mentioned in these presents, no share shall be subdivided.

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3    The word "debentures" has been inserted after the word "Shares" and before the words "or other interest ..." in Article 10(a) pursuant to the Order dated March 7, 2002 of the High Court of Gujarat at Ahmedabad in connection with the amalgamation of ICICI Limited, ICICI Capital Services Limited and ICICI Personal Financial Services Limited with ICICI Bank Limited.


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


11. The Directors shall observe the restrictions as to allotment contained in Sections 69 and 70 of the Act.

12. Subject to the provisions of the Act and these presents, the shares in the capital of the Company for the time being (including any shares forming part of any increased capital of the Company) shall be under the control of the Directors who may issue, allot or otherwise dispose of the same or any of them to such persons in such proportion and on such terms and conditions and either at a premium or at par or at a discount (subject to compliance with the provisions of Section 79 of the Act and subject to the provisions of the Banking Act) and at such times as they may from time to time think fit and proper.

13. Subject to the provisions of the Act and these presents, the Directors may allot and issue shares in the capital of the Company as payment or part payment for any property sold or goods transferred or machinery supplied or for services rendered to the Company and any shares which may be so allotted may be issued as fully paid-up or partly paid-up shares and if so issued shall be deemed to be fully paid-up shares or partly paid-up shares.

14. Any unclassified shares (whether forming part of the original capital or of any increased capital of the Company) may, subject to the provisions of the Act and these presents, be issued and in particular such shares may be issued with a preferential or qualified right as to dividends and in the distribution of the assets of the Company.

15. In addition to and without derogating from the powers for this purpose conferred on the Directors under Article 12, the Company in General Meeting may, subject to the provisions of Section 81 of the Act, determine that any shares (whether forming part of the original capital or of any increased capital of the Company) shall be offered to such persons (whether Members or holders of debentures of the Company or not) in such proportion and on such terms and conditions and either at a premium or at par or at a discount (subject to compliance with the provisions of Section 79 of the Act and subject to the provisions of the Banking Act), as such General Meeting may determine and with full power to give to any person (whether a Member or holder of debentures of the Company or not) the option to call for or be allotted shares of any class of the Company either at par or at a premium or subject as aforesaid at discount, such option being exercisable at such time and for such consideration as may be directed by such General Meeting or the Company in General Meeting may, subject to the provisions of Section 81 of the Act, make any other provisions whatsoever for the issue, allotment or disposal of any shares.

16. Any application signed by or on behalf of an applicant for shares in the Company, followed by an allotment of any share therein, shall be an acceptance of shares within the meaning of these presents and every person who thus or otherwise accepts any share(s) and whose name is entered in the Register of Members shall, for the purpose these presents, be a Member.

17. The money (if any) which the Directors shall, on the allotment of any share(s) being made by them, require or direct to be paid by way of deposit, call or otherwise, in respect of any share(s) allotted by them, shall immediately on the insertion of the name of the allottee in the Register of Members as the name of the holder of such shares, become a debt due to and recoverable by the Company from the allottee thereof and shall be paid by him accordingly.

18. The Company may issue at a discount shares in the Company of a class already issued if the following conditions are fulfilled, viz:

       (a) the issue of the shares at a discount is authorised by a resolution passed by the Company in General Meeting and sanctioned by the Company Law Board;

       (b) the resolution specifies the maximum rate of discount at which the shares are to be issued;

       (c) not less than one year has at the date of the issue elapsed since the date on which the Company was entitled to commence business; and

       (d) the shares to be issued at a discount are issued within two months after the date on which issue is sanctioned by the Company Law Board or within such extended time as the Company Law Board may allow.


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


19. If, by the conditions of allotment of any shares, the whole or part of the amount or issue price thereof shall be payable by instalments, every such instalment shall, when due, be paid up to the Company by the person who for the time being and from time to time shall be the registered holder of the share or his legal representative.

20. Where any calls for further share capital are made on shares, such calls shall be made on a uniform basis on all shares falling under the same class. For the purposes of this Article, shares of the same nominal value on which different amounts have been paid up shall not be deemed to fall under the same class.

21. Save as herein otherwise provided, the Company shall be entitled to treat the person whose name appears on the Register of Members as the holder of any share as the absolute owner thereof and, accordingly, shall not (except as ordered by a court of competent jurisdiction or as by law required) be bound to recognise any benami trust or equity or equitable, contingent or other claim to or interest in such share on the part of any other person whether or not it shall have express or implied notice thereof.

22. Except to the extent allowed by Section 77 of the Act, no part of the funds of the Company shall be employed/lent for acquiring the shares of the Company.

                             UNDERWRITING COMMISSION

23. The Company may at any time pay a commission to any person for subscribing or agreeing to subscribe (whether absolutely or conditionally) for any shares, debentures or other securities of the Company or procuring or agreeing to procure subscriptions (whether absolute or conditional) for any shares, debentures or other securities of the Company but so that if the commission in respect of the shares, debentures or other securities shall be paid or payable out of the capital, the statutory conditions and requirements shall be observed and complied with and the amount or rate of commission shall not exceed the rates prescribed by the Act and the Banking Act. The commission may be paid or satisfied in cash or in shares, debentures or other securities of the Company or partly in one and partly in the other. The Company may also, on any issue of shares, debentures or other securities pay such brokerage as may be lawful.

                                  CERTIFICATES

24.    (a)    The certificates of shares shall be issued in accordance with the provisions of the Companies (Issue of Share Certificates) Rules,
              1960.

       (b) Unless prohibited by any provision of law or of any order of any court, tribunal or other authority, the Company shall, within three months or such extended period as may be permitted pursuant to the provisions of the Act after the allotment of any of its shares, debentures, debenture stock and within two months after the application for the registration of the transfer of any such shares, debentures, debentures stock, deliver the certificates of all shares, debentures, debenture stock allotted or transferred.

25.    (a)    A certificate may be renewed or a duplicate of a certificate may be issued if such certificate:

              (i)    is proved to have been lost or destroyed; or

              (ii) having been defaced or mutilated or torn, is surrendered to the Company; or

              (iii) has no further space on the back thereof for endorsement of transfer.

       (b) The manner of issue or renewal of a certificate or issue of a duplicate thereof, the form of a certificate (original or renewed) or of a duplicate thereof, the particulars to be entered in the Register of Members or in the Register of renewed or duplicate certificates, the form of such Registers, the fee on payment of which, the terms and conditions, if any, including terms and conditions as to evidence and indemnity and the payment of out-of-pocket expenses incurred by the Company in investigating evidence, on which a


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


              certificate may be renewed or a duplicate thereof may be issued, shall be such as prescribed by the Companies (Issue of Share Certificates) Rules, 1960, or any other Rules in substitution or modification thereof.

26.    (a)    If and whenever, as a result of issue of new shares, the
              consolidation or subdivision of shares, any Member becomes entitled to any fractional part of a share, the Directors may subject to the provisions of the Act and these presents and to the directions, if any, of the Company in General Meeting:

              (i) issue to such Member fractional certificate or certificates representing such fractional part. Such fractional certificate or certificates shall not be registered, nor shall they bear any dividend until exchanged with other fractional certificates for an entire share. The Directors may, however, fix the time within which such fractional certificates are to be exchanged for an entire share and may extend such time and if at the expiry of such time, any fractional certificates shall be deemed to be cancelled and the Directors shall sell the shares represented by such cancelled fractional certificates for the best price reasonably obtainable; or

              (ii) to sell the shares represented by all such fractional parts for the best price reasonably obtainable.

       (b)    In the event of any shares being sold, in pursuance of sub-article
              (a) (ii) above, the Directors shall pay and distribute to and amongst the persons entitled, in due proportion the net sale proceeds thereof.

       (c) For the purpose of giving effect to any such sale, the Directors may authorise any person to transfer the shares sold to the purchaser thereof, comprised in any such transfer and he shall not be bound to see to the application of purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the same.

                                      CALLS

27. The Directors may from time to time make such calls as they think fit upon the Members in respect of all moneys unpaid on the shares held by them, respectively, and not by the conditions of allotment thereof made payable at fixed times and each Member shall pay the amount of every call so made on him to the person and at the times and places appointed by the Directors. A call may be made payable by instalments.

28. A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed and may be made payable by Members on such date or at the discretion of the Directors on such subsequent date as shall be fixed by the Directors.

29. Not less than 14 days' notice of every call shall be given, specifying the time and place of payment, provided that before the time for payment of such call, the Directors may by notice in writing to the Members revoke or postpone the same.

30. The Directors may from time to time, at their discretion, extend the time fixed for the payment of any call by such Member(s) for such cause as the Directors may deem fit, but no Member(s) shall be entitled to such extension save as a matter of grace and favour.

31. If by the terms of issue of any share or otherwise any amount is made payable at any fixed time or by instalments at fixed times, whether on account of the amount of the share or by way of premium, every such amount or instalment shall be payable as if it were a call duly made by the Directors and of which due notice has been given and all the provisions herein contained in respect of calls shall relate to such amount or instalment accordingly.

32. If the sum payable in respect of any call or instalment be not paid on or before the day appointed for payment thereof, the holder for the time being or the allottee of the share in respect of which a call shall have been made or the instalment shall be due, shall pay interest on the same at such rate as the Directors shall fix from time to time from the day appointed for the payment thereof to the date of actual payment, but the Directors may, in their absolute discretion, waive payment of such interest wholly or in part.


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33.    Neither a judgement nor a decree in favour of the Company for calls or other moneys due in respect of any shares nor any part payment or satisfaction thereunder nor the receipt by the Company of a portion of any money which shall from time to time be due from any Member in respect of any shares either by way of principal or interest nor any indulgence granted by the Company in respect of payment of any money shall preclude the forfeiture of such shares as herein provided.

34. The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the moneys due upon the shares held by him beyond the sums actually called up, and upon the moneys so paid in advance or so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which such advance has been made the Company may pay interest at such rate as the Member paying such sum in advance and the Directors agree upon and the Directors may at any time repay the amount so advanced upon giving to such Member one month's notice in writing.

35. No Member shall be entitled to receive any dividend or to exercise any privilege as a Member until he shall have paid all calls for the time being due and payable on every share held by him whether alone or jointly with any person, together with interest and expenses, if any.

36. On the trial or hearing of any action or suit brought by the Company against any Member or his legal representatives for the recovery of any moneys claimed to be due to the Company in respect of his shares, it shall be sufficient to prove that the name of the Member, in respect of whose shares the moneys are sought to be recovered, is entered in the Register of Members as a Member/one of the Members at or any subsequent date on which the moneys sought to be recovered are alleged to have become due on the shares and that the resolution making the call is duly recorded in the Minute book and the notice of such call was duly given to the Member, holder or joint-holder or his legal representatives sued in pursuance of these presents. It shall not necessary to prove the appointment of Directors who made such call, nor that the quorum of Directors was present at the Board at which any such call was made nor that the Meeting at which any such call was made had been duly convened or constituted nor any other matter whatsoever but the proof of the matters aforesaid shall be conclusive evidence of the debt.

                         FORFEITURE, SURRENDER AND LIEN

37. If any Member fails to pay the whole or any part of any call or instalment or any money due in respect of any share(s) either by way of principal or interest on or before the day appointed for the payment of the same, the Directors may at any time thereafter during such time as the call or instalment or any part thereof or other moneys remain unpaid or a judgement or decree in respect thereof remains unsatisfied in whole or in part serve a notice on such Member or on the person (if any) entitled to the share(s) by transmission requiring him to pay such call or instalment or such part thereof or other moneys as remain unpaid together with any interest that may have accrued and all expenses (legal or otherwise) that may have been incurred by the Company by reason of such non-payment.

38. The notice shall name a day not being less than 14 days from the date of the notice and the place or places on and at which such call or instalment or such part or other moneys as aforesaid and such interest and expenses as aforesaid are to be paid. The notice shall also state that in the event of non-payment at or before the time and at the place appointed the share(s) in respect of which the call was made or instalments is payable will be liable to be forfeited.

39. If the requisition of any such notice as aforesaid is not complied with any of the share(s) in respect of which such notice has been given may, at any time thereafter before payment of all calls or instalments, interest and expenses or the money due in respect thereof, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share(s) and not actually paid before the forfeiture.


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


40. When any share(s) shall have been so forfeited an entry of the forfeiture with the date thereof shall be made in the Register of Members.

41. Any share(s) so forfeited shall be deemed to be the property of the Company and may be sold, re-allotted or otherwise disposed of either to the original holder thereof or to any other person upon such terms and in such manner as the Directors shall think fit.

42. The Directors may at any time before any share(s) so forfeited shall have been sold, re-allotted or otherwise disposed of, annul the forfeiture thereof upon such conditions as they think fit.

43. The forfeiture of share(s) shall involve the extinction at the time of the forfeiture, of all interest in and all claims and demand against the Company in respect of the share(s) and all other rights incidental to the share(s), except only such of those rights as by these presents are expressly saved.

44. Any Member whose share(s) has/have been forfeited shall, notwithstanding the forfeiture, be liable to pay and shall forthwith pay to the Company all calls, instalments, interest, expenses and other moneys owing upon or in respect of such shares at the time of the forfeiture together with further interest thereon from the time of the forfeiture until payment at such rate as the Directors may determine and the Directors may enforce the payment of the whole or a portion thereof if they think fit but shall not be under any obligation to do so.

45. A certificate in writing under the hand of any Director or the Secretary or such other person as may be authorised from time to time that the call in respect of share(s) was made and that the forfeiture of share(s) was made, by a resolution of the Directors to that effect, shall be conclusive evidence of the fact stated therein as against all persons entitled to such share.

46. The Company may receive consideration, if any, given for the share(s) on any sale, re-allotment or other disposition thereof and the person to whom such share(s) is sold, re-allotted or disposed of may be registered as the holder of the share(s) and shall not be bound to see to the application of the consideration, if any, nor shall his title to the share(s) be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, re-allotment or other disposal of the share(s).

47. Upon sale, re-allotment or other disposal under the provisions of these presents, the certificate or certificates originally issued in respect of the relative share(s) shall (unless the same shall on demand by the Company have been previously surrendered to it by the defaulting Member) stand cancelled automatically and become null and void and of no effect and the Directors shall be entitled to issue a new certificate or certificates in respect of such share(s) to the person(s) entitled thereto.

48. The provisions of these Articles as to the forfeiture shall apply in the case of non-payment of any sum which by terms of issue of share(s) become payable at a fixed time, as if the same had been payable by virtue of a call duly made or notified.

49. The Company shall have no lien on its fully-paid shares. In the case of partly paid-up shares, the Company shall have a first and paramount lien on every share for all moneys that remain unpaid together with any interest that may have accrued and all expenses (legal or otherwise) that may have been incurred by the Company by reason of non-payment of calls. Any such lien shall extend to all dividends from time to time declared in respect of such shares. Unless otherwise agreed, the registration of a transfer of shares shall operate as a waiver of the Company's lien, if any, on such shares.

50. For the purpose of enforcing such lien, the Directors may sell the shares subject thereto in such manner as they think fit, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until notice in writing of the intention to sell shall have been served on such Member or the person (if any) entitled by transmission to the shares and default shall have been made by him in payment of the sum presently payable for 14 days after such notice.

51. The net proceeds of any such sale after payment of the costs of such sale shall be applied in or towards the satisfaction of the debt or liability in respect whereof the lien exists so far as the same is presently payable and the residue (if any) paid to the Member or the person (if any) entitled by transmission to the shares so sold. Provided that the amount so paid to such Member or person shall not exceed the amount received by the Company from such Member or person towards such shares.

52. The Directors may, subject to the provisions of the Act, accept a surrender of any share(s) from or any Member desirous of surrendering on such terms as they think fit.

                       TRANSFER AND TRANSMISSION OF SHARES

53. The Company shall keep a book to be called the "Register of Transfers" and therein shall fairly and distinctly enter the particulars of every transfer or transmission of any share.

54. The Company shall not register a transfer of shares in, or debentures of, the Company, unless in accordance with the provisions of Section 108 of the Act, a proper instrument of transfer duly stamped and executed by or on behalf of the transferor and by or on behalf of the transferee and specifying the name, address and occupation, if any, of the transferee has been delivered to the Company along with the certificate relating to the shares or debentures, or if no such certificate is in existence, along with the letter of allotment of the shares or debentures.

       Provided that where on an application in writing made to the Company by the transferee and bearing the stamp required for an instrument of transfer, it is proved to the satisfaction of the Directors that the instrument of transfer signed by or on behalf of the transferor and by or on behalf of the transferee has been lost, the Company may register the transfer on such terms as to indemnity as the Board may think fit.

       Provided further that nothing in this Article shall prejudice any power of the Company to register as shareholder or debenture-holder any person to whom the right to any shares in, or debentures of, the Company has been transmitted by operation of law.

55. A transfer of the shares or other interest in the Company of a deceased Member thereof made by his legal representative shall, although the legal representative is not himself a Member, be as valid as if he had been a Member at the time of the execution of the instrument of transfer.

56.    (a)    An application for the registration of a transfer of any share(s), debenture(s) or any other securities or other interest of a Member in the Company may be made either by the transferor or by the transferee.

       (b) Where the application is made by the transferor and relates to partly paid shares, the transfer shall not be registered, unless the Company gives notice of the application to the transferee and the transferee makes no objection to the transfer within two weeks from the receipt of the notice.

       (c) For the purpose of sub-article (b) above, notice to the transferee shall be deemed to have been duly given if it is despatched by prepaid registered post to the transferee at the address given in the instrument of transfer and shall be deemed to have been duly delivered at the time at which it would have been delivered in the ordinary course of post.

      4(d) Acquisition of shares by a person/group which would take in the aggregate his/her/its holding to a level of 5 per cent or more of the total issued capital of the Bank (or such other percentage as may be presribed by the Reserve Bank of India from time to time) should be effected by such buyer(s) after obtaining prior approval of the Reserve Bank of India. The term `group' will have the same meaning as contained in Section 2(e) of the Monopolies and Restrictive Trade Practices Act, 1969.

57. Nothing in these presents shall prejudice the powers of the Company to refuse to register the transfer of any shares.

58. The transferor shall be deemed to remain the holder of such shares until the name of the transferee is entered in the Register of Members in respect thereof.
---------------
4 Sub-Article No. 56(d) inserted under Article No. 56 pursuant to the Special Resolution passed by the Members at their Seventh Annual General Meeting held on June 11, 2001.

59.    (a)    Notwithstanding anything contained in Articles 54, 55 and 56 but subject to the provisions of Section 111 of the Act and subject to the provisions of the Securities Contracts (Regulation) Act, 1956 and the Rules and Regulations made thereunder and other applicable laws and the Banking Act, the Directors may, at their absolute and uncontrolled discretion, decline to register or acknowledge any transfer of shares and by giving reasons for such refusal and in particular may so decline in respect of the shares upon which the Company has a lien or whilst any moneys in respect of the shares desired to be transferred or any of them remain unpaid and such refusal shall not be affected by the fact that the proposed transferee is already a Member. Provided that registration of any transfer shall not be refused on the ground of the transferor being either alone or jointly with any other person or persons indebted to the Company on any account whatsoever.

       (b) Without prejudice to the foregoing provisions and without limiting in any manner the generality of the above provisions, the Directors of the Company may, at their absolute and uncontrolled discretion, refuse to register the transfer of any shares or other securities of the Company being shares or securities issued by the Company in favour of any transferee whether individual, firm, group, constituent of a group, Body Corporate or Bodies Corporate under the same management or otherwise and whether in his or its own name or in the name of any other person if the total nominal value of the shares or other securities intended to be so transferred exceeds, or together with the total nominal value of any shares or others securities already held in the Company by such individual, firm, group, constituent of a group, Body Corporate or Bodies Corporate under the same management or otherwise will exceed one per cent of the paid-up equity share capital of the Company or, if the Directors are satisfied that as a result of the proposed transfer of any shares or securities or block of shares or securities of the Company, a change in the composition of the Board of Directors or change in the controlling interest of the Company is likely to take place and that such change would be prejudicial to the interest of the Company or to the public interest. For the purpose of this Article, the Directors of the Company shall be entitled, inter alia, to rely upon this Article to form its own opinion as to whether such registration of transfer of any of its shares or other securities exceeding one per cent of the paid-up equity share capital of the Company should be refused or not.

       (c) Notwithstanding anything to the contrary, the restrictive provisions contained in the preceding sub-article (b) shall not apply to the transfer of any shares or other securities made to and representing the own investment of any of the following:

              (i) public financial institutions within the meaning of Section 4A of the Act;


              (ii)   public sector banks;

              (iii)  multilateral agencies, foreign banks and institutions; and

              (iv) public sector mutual funds being mutual funds sponsored, promoted or managed by a public financial institution or a public sector bank.

60. If the Company refuses to register the transfer of any shares, it shall, within two months from the date on which the instrument of transfer is delivered to the Company, send to the transferee and the transferor notice of the refusal.

61. Subject to the provisions of the Act, no transfer shall be made to a person who is of unsound mind. The Directors may at their absolute discretion approve a minor, becoming a Member of the Company on such terms as the Directors may stipulate.

62. The instrument of transfer shall, after registration, be retained by the Company and shall remain in its custody. All the instruments of transfer which the Directors may decline to register shall on demand be returned to the persons depositing the same. The Directors may cause to be destroyed all transfer deeds lying with the Company after such period as may be prescribed.

63. The executors or administrators of a deceased Member or a holder of a Succession Certificate or other legal representative in respect of shares of a deceased Member where he was a sole or only surviving holder shall be the only person whom the

       Company will be bound to recognise as having any title to the shares registered in the name of such Member and the Company shall not be bound to recognise such executors, administrators or holder unless such executors or administrators shall have first obtained probate or Letters of Administration or such holder is the holder of a Succession Certificate or other legal representation as the case may be, from a court of competent jurisdiction.

       Provided that in any case where the Directors, at their absolute discretion, think fit, the Directors may dispense with production of probate or Letters of Administration or Succession Certificate or other legal representation and under Article 64 register the name of any person who claims to be absolutely entitled to the share standing in the name of a deceased Member as a Member.

64. Any person becoming entitled to any share in consequence of the death, lunacy, bankruptcy or insolvency of any Member or by any lawful means other than by a transfer in accordance with these presents, may, with the consent of the Directors (which they shall not be under any obligation to give) upon producing such evidence that he sustains the character in respect of which he proposes to act under this Article or of his title as the Directors shall require, either be registered as a Member in respect of such shares or may subject to the regulations as to transfer contained in these presents transfer such shares to some other person. This Article is in these presents referred to as the "Transmission Clause".

65. The Directors shall have the same right to refuse to register a person entitled by transmission to any shares or his nominee as if he were the transferee named in an ordinary transfer presented for registration.

66. Every transmission of a share shall be verified in such manner as the Directors may require and the Company may refuse to register any transmission until the same of be so verified or until or unless an indemnity be given to the Company with regard to such registration which the Directors, at their discretion, shall consider sufficient, provided nevertheless that there shall not be any obligation on the Company or the Directors to accept any indemnity.

67. A fee not exceeding the prescribed amount may be charged in respect of the transfer or transmission to the same party of any number of shares of any class or denomination subject to such maximum on any one transfer or transmission as may from time to time be fixed by the Directors. Such maximum may be a single fee payable on any one transfer or on transmission of any number of shares of one class or denomination or may be on a graduated scale varying with the number of shares of any one class comprised in one transfer or transmission or may be fixed in any other manner as the Directors may, at their discretion, determine. The Directors in their absolute discretion may reduce or waive any fee payable.

68. The Company shall incur no liability or responsibility whatever in consequence of their registering or giving effect to any transfer of shares made or purporting to be for made by the apparent legal owner thereof (as shown or appearing in the Register of Members) to the prejudice of persons having or claiming any equitable right, title or interest to or in the same shares notwithstanding that the Company may have had notice of such equitable right, title or interest or notice prohibiting registration of such transfer, and may have entered such notice or referred thereto in any book of the Company and the Company shall not be bound or required to regard or attend or give effect to any notice which may be given to them of any equitable right, title or interest or be under any liability whatsoever for refusing or neglecting to do so though it may have been entered or referred to in some book of the Company but the Company shall nevertheless be at liberty to regard and attend to any such notice and give effect thereto, if the Directors shall so think fit.

                         CONVERSION OF SHARES INTO STOCK

69.    The Company may, by Ordinary Resolution:

       (a) convert any paid-up shares into stock; and

       (b) reconvert any stock into paid-up shares of any denomination.

70. The holders of stock may transfer the same or any part thereof in the same manner as, and subject to the same regulations under which, the shares from which the stock arose might, before the conversion, have been transferred, or as near thereto as circumstances admit.

       Provided that the Board may from time to time fix the minimum amount of stock transferable, so, however, that such minimum shall not exceed the nominal amount of the shares from which the stock arose.

71. The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters, as if they held the shares from which the stock arose; but no such privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred that privilege or advantage.

72. Such of the regulations of the Company (other than those relating to share warrants) as are applicable to paid-up shares shall apply to stock and the words, "share" and "shareholder" in those regulations shall include "stock" and "stockholder" respectively.

                  INCREASE, REDUCTION AND ALTERATION OF CAPITAL

73. The Company may from time to time increase its share capital by issuing new shares, subject to the provisions of the Banking Regulation Act, 1949.

74. The new shares (except such of them as shall be unclassified shares subject to the provisions of Article 14) shall, subject to the provision of the Act and these presents, be issued upon such terms and conditions and with such rights and privileges annexed and in particular such shares may be issued with a preferential or qualified right to dividends and in distribution of the assets of the Company. Any preference share so issued shall be redeemable within such period as may be prescribed.

75. The new shares (resulting from an increase of capital as aforesaid) may, subject to the provision of the Act and these presents, be issued or disposed of by the Company in General Meeting or by the Directors under their powers in accordance with the provisions of Articles 12, 13, 14, 15 and the following provisions:

       (a)    (i)    such new shares shall be offered to the persons who, at the date of the offer, are holders of the equity shares of the Company in proportion, as nearly as circumstances admit, to the capital paid up on those shares at that date;

              (ii) the offer aforesaid shall be made by notice specifying the number of shares offered and limiting a time not being less than 15 days from the date of the offer within which the offer, if not accepted, will be deemed to have been declined;

              (iii) the offer aforesaid shall be deemed to include a right exercisable by the persons concerned to renounce the shares offered to him or any of them in favour of any other person and the notice referred to in clause (ii) above shall contain a statement of this right; and

              (iv) after the expiry of the time specified in the notice aforesaid, or on receipt of earlier intimation from the person to whom such notice is given that he declines to accept the shares offered, the Board of Directors may dispose them of in such manner as they think most beneficial to the Company.

       (b)    Nothing in clause (iii) of sub-article (a) above shall be deemed;

              (i) to extend the time within which the offer should be accepted; or

              (ii) to authorise any person to exercise the right of renunciation for a second time on the ground that the person in whose favour the renunciation was first made has declined to take the shares comprised in the renunciation.

       (c) Nothing in Article 75 of these presents shall apply to the increase of the subscribed capital of the Company caused by the exercise of an option attached to the debentures issued or loans raised by the Company:

              (i) to convert such debentures or loans into shares in the Company; or

             (ii)    to subscribe to shares in the Company.

76. In addition to and without derogating from the powers for the purpose conferred on the Directors under Article 15 of the Company in General Meeting may, in accordance with the provisions of Section 81 of the Act, determine that any shares (whether forming part of the original capital or of any increased capital of the Company) shall be offered to such persons (whether Members or holders of debentures of the Company or not) in such proportion and on such terms and conditions and either at a premium or at par or at a discount, (subject to compliance with the provisions of Section 79 of the Act) as such General Meeting shall determine.

77. Except so far as otherwise provided by the conditions of issue or by these presents any capital raised by the creation of new shares shall be considered part of the original capital and shall be subject to the provisions herein contained with reference to the payment of calls and instalments, transfer and transmission, forfeiture, lien, surrender, voting and otherwise.

78. The Company may from time to time by Special Resolution reduce its share capital (including the Capital Redemption Reserve Account, if any) in any way authorised by law and, in particular, may pay off any paid-up share capital upon the footing that it may be called up again or otherwise and may if and so far as necessary alter its Memorandum and Articles of Association reducing the amount of its share capital and of its shares accordingly.

79. The Company may in General Meeting by Ordinary Resolution alter the condition of shares of its Memorandum and Articles of Association as follows:

       (a) Consolidate and divide all or any of its share capital into shares of larger amount than its existing shares.

       (b) Subdivide shares or any of them into shares of smaller amount than originally fixed by the Memorandum, subject nevertheless to the provisions of the Act in that behalf.

       (c) Cancel shares which, at the date of such General Meeting, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

80. The Directors may, at their absolute discretion, refuse applications for the subdivision of share certificates, debenture or bond certificates into denominations of less than the marketable lot except when such subdivision is required to be made to comply with a statutory provision or an order of a competent court of law.

(5)80A The Company may purchase its own shares in the manner provided for in
       Section 77A of the Act.

                          MODIFICATION OF CLASS RIGHTS

81.    (a)    If, at any time, the share capital of the Company is divided into different classes of shares, the rights and privileges attached to the shares of any class may, subject to the provisions of the Act, and whether or not the Company is being wound up, be varied, modified, commuted, affected or abrogated with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or with the sanction of a Special
              Resolution passed at a separate meeting of the holders of the issued shares of that class.

       (b) This Article is not to derogate from any power the Company would have had if this Article were omitted and the right of the dissentient shareholders being holders of not less in the aggregate than 10 per cent of the issued shares of that class, being persons who did not consent to or vote in favour of the Resolution for the variation, to apply to the Court to have the variations or modifications cancelled as provided in Section 107 of the Act.

---------------

5 Article 80A has been inserted pursuant to the Order dated March 7, 2002 of the High Court of Gujarat at Ahmedabad in connection with the amalgamation of ICICI Limited, ICICI Capital Services Limited and ICICI Personal Financial Services Limited with ICICI Bank Limited.

                                  JOINT-HOLDERS

82. Where two or more persons are registered as the holders of any share, they shall be deemed to hold the same as joint tenants with benefits of survivorship, subject to the following and other provisions contained in these presents

       (a) The Company shall be entitled to decline to register more than three persons as the joint-holders of any share.

       (b) The joint-holders of any share shall be liable severally as well as jointly for and in respect of all calls and other payments which ought to be made in respect of such share.

       (c) On the death of any such joint-holder, the survivor or survivors shall be the only person or persons recognised by the Company as having any title to the share but the Directors may require such evidence of death as they may deem fit and nothing herein contained shall be taken to release the estate of a deceased joint-holder from any liability on shares held by him jointly with any other person.

       (d) Any one of such joint-holders may give effectual receipts for any dividends or other moneys payable in respect of such share.

       (e) Only the person whose name stands first in the Register of Members as one of the joint-holders of any share shall be entitled to delivery of the certificate relating to such share or to receive notice (which expression shall be deemed to include all documents mentioned in Article 191) from the Company and any notice given to such person shall be deemed notice to all the joint-holders.

       (f) Any one of two or more joint-holders may vote at any meeting, either personally or by attorney or by proxy, in respect of such share as if he were solely entitled thereto and if more than one of such joint holders be present at any meeting personally or by proxy or by attorney then, that one of such persons so present whose name stands first or higher (as the case may be) in the Register in respect of such share shall alone be entitled to vote in respect thereof but the other or others of the joint-holders shall be entitled to be present at the meeting, provided always that a joint-holder present at any meeting personally shall be entitled to vote in preference to a joint-holder present by attorney or by proxy although the name of such joint-holder present by attorney or proxy stands first or higher (as the case may be) in the Register in respect of such shares. Several executors or administrators of a deceased Member in whose (deceased Member's) sole name any share stands shall, for the purpose of this clause, be deemed joint-holders.

                                BORROWING POWERS

83. Subject to the relevant provisions of the Act, the Board of Directors may from time to time, by a resolution passed at a meeting of the Board, borrow moneys and may generally raise and secure the payment of such sum or sums in such manner and upon such terms and conditions in all respects as they think fit and in particular by the issue of bonds, perpetual or redeemable debentures or debenture stock or any mortgage or charge or other security on the undertaking or the whole or any part of the property of the Company (both present and future) including its uncalled capital for the time being.

       Provided that the Directors shall not borrow moneys, where moneys to be borrowed together with the moneys borrowed by the Company, apart from temporary loans obtained in its ordinary course of business and except as otherwise provided hereafter, shall exceed the aggregate of the paid-up capital of the Company and its free reserves, that is to say, reserves not set apart for any specific purpose.

       Provided, however, that:

       (a) nothing contained hereinabove shall apply to any sums of moneys borrowed by the Company from any other banking companies or from the Reserve Bank of India, State Bank of India or any other bank established by or under any law for the time being in force;

       (b) acceptance by the Company in the ordinary course of business of deposits of moneys shall not be deemed to be borrowing of moneys by the Company for the purpose aforesaid.

       Provided, further, that the Company shall not create:

       (a)    charge upon any unpaid capital of the Company; and

       (b) a floating charge on the undertaking or any property of the Company or any part thereof unless the creation of such floating charge is certified in writing by the Reserve Bank of India as provided in the Banking Act.

84. Any bonds, debentures, debenture stock or other securities issued or to be issued by the Company shall be under the control of the Directors who may issue them upon such terms and conditions and in such manner and for such consideration as they shall consider to be for the benefit of the Company.

85. Debentures, debenture stock, bonds or other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

86. Subject to the provision of the said Acts, any bonds, debentures, debenture stock or other securities may be issued at a discount, premium or at par and with any special privileges as to redemption, surrender, drawing, allotment of shares, appointment of Directors or otherwise.

87. If any uncalled capital of the Company is included in or charged by any mortgage or other security, the Directors may authorise the person in whose favour such mortgage or security is executed or any other person in trust for him to make calls on the Members in respect of such uncalled capital and the provisions hereinbefore contained in regard to calls shall mutatis mutandis apply to calls made under such authority and such authority may be made exercisable either conditionally or unconditionally and either presently or contingently and either to the exclusion of the Directors' power or otherwise and shall be assignable if expressed so to be.

88. The Directors shall cause a proper register to be kept in accordance with the provisions of Section 143 of the Act of all mortgages and charges specifically affecting the property of the Company and shall duly comply with the requirements of the Act in regard to registration of mortgages and charges and in regard to inspection to be given to creditors or Members of the Register of Charges and of copies of instruments creating charges. Such sum as may be prescribed by the Act shall be payable by any person other than a creditor or Member of the Company for each inspection of the Register of Charges.

                                    MEETINGS

89. The Company shall, in each year, hold, in addition to any other meetings, a general meeting which shall be styled as its "Annual General Meeting" in accordance with the provisions of Section 166 of the Act.

90. All general meetings other than Statutory General Meeting and the Annual General Meetings shall be called Extraordinary General Meetings.

91. The Board of Directors may, whenever they think fit, and shall, on the requisition of such number of Members of the Company as is specified in sub-article (c) of this Article forthwith proceed and call an Extraordinary General Meeting of the Company and in case of such requisition the following provisions shall apply:

       (a) The requisition shall set out the matters for the consideration of which the meeting is to be called, shall be signed by the requisitionists and shall be deposited at the Registered Office of the Company.

       (b) The requisition may consist of several documents in like form, each signed by one or more requisitionists.

       (c) The number of Members entitled to requisition a meeting with regard to any matter shall be such number of them as hold at the date of the deposit of the requisition, not less than one-tenth of such of the paid-up capital of the Company as at that date carries the right of voting in regard to that matter.

       (d) Where two or more distinct matters are specified in the requisition, the provisions of sub-article (c) above shall apply separately in regard to each such matter and the requisition shall accordingly be valid only in respect of those matters in regard to which the condition specified in that sub-article is fulfilled.

       (e) If the Board does not, within 21 days from the date of the deposit of a valid requisition in regard to any matters, proceeds duly to call a meeting for the consideration of those matters on a day not later than 45 days from the date of the deposit of the requisition, the meeting may be called by the requisitionists themselves or by such of the requisitionists as represent either a majority in value of the paid-up share capital held by all of them or not less than one-tenth of such of the paid-up share capital of the Company as is referred to in sub-article (c) above, whichever is less. However, for the purpose of this sub-article, the Directors shall, in the case of a meeting at which a resolution is to be proposed as a Special Resolution, give such notice thereof as is required by the Act.

       (f) A meeting called under sub-article (e) above by the requisitionists or any of them:

              (i) shall be called in the same manner, as nearly as possible, as that in which meetings are to be called by the Board, but

              (ii) shall not be held after the expiration of three months from the date of the deposit of the requisition.

              Provided that nothing contained in clause (ii) of sub-article (f) shall be deemed to prevent a meeting duly commenced before the expiry of the period of three months aforesaid, from adjourning to some day after the expiry of that period.

       (g) Where two or more persons hold any share or interest in the Company jointly, a requisition or a notice calling a meeting, signed by one or some only of them shall, for the purposes of this Article have the same force and effect as if it had been signed by all of them.

       (h) Any reasonable expense incurred by the requisitionists by reason of the failure of the Board to call a meeting shall be repaid to the requisitionists by the Company and any sum so repaid shall be retained by the Company out of any sums due or to become due from the Company by way of fees or other remuneration for their services to such of the Directors as were in default.

92.    (a)    A General Meeting of the Company may be called by giving not less than 21 day's notice in writing.

       (b) A General Meeting may be called after giving shorter notice than that specified in sub-article (a) above if consent is accorded thereto

              (i) in the case of an Annual General Meeting by all the Members entitled to vote thereat; and

              (ii) in the case of any other meeting by Members of the Company holding not less than 95 per cent of such part of the paid-up share capital of the Company gives a right to vote at the meeting.

              Provided that where any Members of the Company are entitled to vote only on some resolution or resolutions to be moved at a Meeting and not on the others, those Members shall be taken into account for the purposes of this sub-article in respect of the former resolution or resolutions and not in respect of the latter.

93.    (a)    Every notice of a meeting of the Company shall specify the place and the day and hour of the meeting and shall contain a statement of the business to be transacted thereat.

       (b)    Notice of every meeting of the Company shall be given:

              (i) to every Member of the Company, in any manner authorised by subsections (1) to (4) of Section 53 of the Act;

              (ii) to the persons entitled to a share in consequence of the death or insolvency of a Member by sending it through the post in a prepaid letter addressed to them by name or by the title of representatives of the deceased or assignees of the insolvent or by any like description, at the address, if any, in India supplied for the purpose by the persons claiming to be so entitled or until such an address has been so supplied, by giving the notice in any manner in which it might have been given if the death or insolvency had not occurred; and

              (iii) to the Auditor or Auditors for the time being of the Company in the manner authorised by Section 53 of the Act in the case of any Member or Members of the Company.

       (c) The accidental omission to give notice to or the non-receipt of notice by any Member or other person to whom it should be given shall not invalidate the proceedings at the meeting.

94.    (a)    In the case of an Annual General Meeting, all business to be transacted at the meeting shall be deemed special, with the exception of business relating to:

              (i) the consideration of accounts, Balance Sheet and reports of the Board of Directors and Auditors;

              (ii)   the declaration of a dividend;

              (iii) the appointment of Directors in the place of those retiring; and

              (iv) the appointment of and the fixing of remuneration of the Auditors.

       (b) In the case of any other meeting, all business shall be deemed special.

       (c) Where any items of business to be transacted at the meeting are deemed to be special as aforesaid, there shall be annexed to the notice of the meeting a statement setting out all material facts concerning each such item of business, including in particular the nature of the concern or interest, if any, therein, of every Director and the Manager, if any.

              Provided that where any item of special business as aforesaid to be transacted at a meeting of the Company relates to, or affects any other company, the extent of shareholding interest in that other company of every Director and the Manager, if any, of the Company shall also be set out in the statement if the extent of such shareholding interest is not less than 20 per cent of the paid-up share capital of that other company.

       (d) Where any item of business consists of the according of approval to any document by the meeting, the time and place where the document can be inspected shall be specified in the statement aforesaid.

95.    (a)    A resolution shall be an Ordinary Resolution when at a General
              Meeting of which the notice required under the Act has been duly given, the votes cast (whether on a show of hands, or on a poll, as the case may be), in favour of the resolution (including the casting vote, if any, of the Chairman) by Members who, being entitled so to do, vote in person or where proxies are allowed, by proxy, exceed the votes, if any, cast against the resolution by Members so entitled and voting.

       (b)    A resolution shall be a Special Resolution when:

              (i) the intention to propose the resolution as a Special Resolution has been duly specified in the notice calling the General Meeting or other intimation given to the Members of the resolution;

              (ii) the notice required under the Act has been duly given of the General Meeting; and

              (iii) the votes cast in favour of the resolution (whether on a show of hands, or on a poll, as the case may be), by Members who, being entitled so to do, vote in person, or where proxies are allowed, by proxy, are not less than three times the number of the votes, if any, cast against the resolution by Members so entitled and voting.

96.    (a)    Where, by any provisions contained in the Act or in these
              presents, Special Notice is required of any resolution, notice of the intention to move the resolution shall be given to the Company not less than 14 days before the meeting at which it is to be moved, exclusive of the day on which the notice is served or deemed to be served and the day of the meeting.

       (b) The Company shall, immediately after the notice of the intention to move any such resolution has been received by it, give its Members notice of the resolution in the same manner as it gives notice of the meeting, or if that is not practicable, shall give them notice thereof, either by advertisement in a newspaper having an appropriate circulation or in any other mode allowed by these presents, not less than seven days before the meeting.

                         PROCEEDINGS AT GENERAL MEETING

97. Five members personally present shall be a quorum for a General Meeting and no business shall be transacted at any General Meeting unless the requisite quorum be present when the meeting proceeds to business.

98. No business shall be discussed at any General Meeting except the election of a Chairman whilst the Chair is vacant.

99.    (a)    The Chairman, if any, of the Board shall preside as Chairman at every General Meeting of the Company.

       6(b) If there be no Chairman or if at any meeting he shall not be present within 15 minutes after the time appointed for holding such meeting, or is unwilling to act, the Managing Director shall be entitled to act as the Chairman of such meeting failing which the Non-Rotational Directors present may choose one of their number to act as Chairman of the meeting and in default of their doing so, the Members present shall choose one of the Directors to take the Chair and if no Directors present be willing to take the Chair, the Members present shall choose one of their number to be the Chairman of the meeting.

100. If within half an hour from the time appointed for the General Meeting, a quorum be not present, the meeting, if convened on the requisition of shareholders, shall be dissolved and in any other case, shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Directors may determine. If at such adjourned meeting also, a quorum, be not present within half an hour from the time appointed for holding the meeting, the Members present shall be a quorum and may transact the business for which the meeting was called.

101.   (a)    The Chairman may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn the meeting from time to time, and from place to place.

       (b) No business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

       (c) When a meeting is adjourned for more than 30 days, notice of the adjourned meeting shall be given as in the case of an original meeting.

       (d) Save as aforesaid, it shall not be necessary to give any notice of the adjournment or of the business to be transacted at an adjourned Meeting.

102. At any General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded in the manner hereinafter mentioned and unless a poll is so demanded, a declaration by the Chairman that a resolution has, on a show of hands, been carried unanimously or by a particular majority or lost and an entry to that effect in the book of the proceedings of the Company shall be conclusive evidence of the fact, without proof of the number of proportion of the votes recorded in favour of or against such resolution.

---------------

6 The following Article 99(b) has been replaced by the above new Article 99(b) pursuant to the Order dated March 7, 2002 of the High Court of Gujarat at Ahmedabad in connection with the amalgamation of ICICI Limited, ICICI Capital Services Limited and ICICI Personal Financial Services Limited with ICICI Bank Limited.

       99(b) If there is no such Chairman, or if he is not present within 15 minutes after the time appointed for holding the meeting or is unwilling to act as Chairman of the meeting, then the Directors present at the meeting shall elect one of the ICICI Directors referred to in Article 128 to be Chairman of the meeting and failing which, the Members present and voting shall choose one of their Members to be Chairman of the meeting.

 103.  (a)    Before or on the declaration of the result of the voting on any resolution on a show of hands, a poll may be ordered to be taken by the Chairman of the meeting of his own motion and shall be ordered to be taken by him on a demand made in that behalf by any Member or Members present in person or by proxy and holding shares in the Company:

              (i) which confer a power to vote on the resolution not being less than one-tenth of the total voting power in respect of the resolution; or

              (ii) on which an aggregate sum of not less than Rs. 50,000/- has been paid up.

       (b) The demand for a poll may be withdrawn at any time by the person who made the demand.

104.   (a)    If a poll is demanded on the election of a Chairman or on a question of adjournment, it shall be taken forthwith and without adjournment.

       (b) A poll demanded on any other question shall be taken at such time not being later than 48 hours from the time when the demand was made, as the Chairman may direct.

105. On a poll taken at a meeting of the Company, a Member entitled to more than one vote or his proxy or other person entitled to vote for him as the case may be, need not, if he votes, use all his votes or cast in the same way all the votes he uses. 106.

       (a) Where a poll is to be taken, the Chairman of the meeting shall appoint two scrutineers to scrutinise the votes given on the poll and to report thereon to him.

       (b) The Chairman shall have power, at any time before the result of the poll is declared, to remove a scrutineer from office and to fill vacancies in the office of the scrutineer arising from such removal or from any other cause.

       (c) Of the two scrutineers appointed under this Article, one shall always be a Member (not being an officer or employee of the Company) present at the meeting, provided that such a Member is available and willing to be appointed.

107.   (a)    Subject to the provisions of the Act, the Chairman of the meeting shall have power to regulate the manner in which a poll shall be taken.

       (b) The result of the poll shall be deemed to be the decision of the meeting on the resolution on which the poll was taken.

108. In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a casting vote in addition to his own vote or votes to which he may be entitled as a Member.

109. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

110. The Company shall cause Minutes of all proceedings of General Meetings to be entered in books kept for that purpose. The Minutes of each meeting shall contain a fair and correct summary of the proceedings thereat. All appointments of officers made at any of the meetings shall be included in the Minutes of the meeting. Any such Minutes, if purporting to be signed by the Chairman of the meeting at which the proceedings took place or in the event of death or inability of that Chairman, by a Director duly authorised by the Board for the purpose, shall be evidence of the proceedings.

111. The books containing Minutes of proceedings of General Meetings of the Company shall be kept at the Registered Office of the Company and shall be open to the inspection of any Member without charge, between 11 a.m. and 1 p.m. on all working days.

112. Any Member shall be entitled to be furnished within the prescribed period after he has made a request in that behalf to the Company with a copy of any Minutes referred to above on payment of such sum as may be prescribed by the Act.

                                VOTES OF MEMBERS

(7)113 (a)    on a show of hands, every Member present in person shall have one vote; and

       (b)    on a poll, the voting rights of Members shall be as provided in
              Section 87 of the Act, but will be subject to the ceiling of ten per cent of the total voting rights or such other percentage as may be stipulated by Section 12(2) of the Banking Regulation Act.

114. A Member of unsound mind or in respect of whom an order has been made by any court having jurisdiction in lunacy may vote, whether on a show of hands or on a poll, by his committee or other legal guardian and any such committee or guardian may, on a poll, vote by proxy.

115. A Body Corporate (whether a company within the meaning of the Act or not) may, if it is a Member, by resolution of its Board of Directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company in accordance with the provisions of Section 187 of the Act. The production at the meeting of a copy of such resolution duly signed by one Director of such Body Corporate or by a member of its governing body and certified by him as being a true copy of the resolution shall on production at the meeting be accepted by the Company as sufficient evidence of the validity of his appointment.

116. Any person entitled under the Transmission Clause to transfer any shares may vote at the General Meetings in respect thereof as if he was the registered holder of such shares provided that atleast 48 hours before the time of holding the meeting or adjourned meeting as the case may be at which he proposes to vote he shall satisfy the Directors of his right to transfer such shares unless the Directors shall have previously admitted his right to vote at such meeting in respect thereof.

117.   (a)    Any Member of the Company entitled to attend and vote at a meeting of the Company shall be entitled to appoint another person
              (whether a Member or not) as his proxy to attend and vote instead of himself but a proxy so appointed shall not have any right to speak at the meeting.

       (b) In every notice calling a meeting of the Company, there shall appear with reasonable prominence a statement that a Member entitled to attend and vote is entitled to appoint a proxy to attend and vote instead of himself and that a proxy need not be a Member.

118. Votes may be given either personally or by attorney or by proxy or, in the case of a Body Corporate, by a representative duly authorised as aforesaid.

119. Every instrument of proxy whether for a specified meeting or otherwise shall be in writing under the hand of the appointer or his attorney authorised in writing or if such appointer is a Body Corporate, under its Common Seal or the hand of an officer or an attorney duly authorised by it and shall, as nearly as circumstances will admit, be in the form specified in Schedule IX of the Act.

120. No person shall act as proxy unless the instrument of his appointment and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall have been deposited at the Office at least 48 hours before the time for holding the meeting at which the person named in the instrument of proxy proposes to vote and in default the instrument appointing the proxy shall not be treated as valid. No attorney shall be entitled to vote unless the power of attorney or other instrument appointing him as attorney or a notarially

--------------
7 The following Article 113 has been replaced by the above new Article 113 pursuant to the Order dated March 7, 2002 of the High Court of Gujarat at Ahmedabad in connection with the amalgamation of ICICI Limited, ICICI Capital Services Limited and ICICI Personal Financial Services Limited with ICICI Bank Limited

       113. Subject to any rights or restrictions for the time being attached to any class or classes of shares:

              (a) on a show of hands, every Member present in person shall have one vote, and shall be governed by the ceiling one per cent of the total voting rights as stipulated by Section 12
                     (2) of the Banking Regulation Act; and

              (b) on a poll, the voting rights of Members shall be as provided by Section 87 of the Act, but will be subject to the restrictions and limitations as prescribed by or under the Banking Regulation Act.

       certified copy thereof has either been registered in the records of the Company at any time not less than 48 hours before the time of the meeting at which the attorney proposes to vote or is deposited at the Office not less than 48 hours before the time of such meeting as aforesaid. Notwithstanding that a power of attorney or other authority has been registered in the records of the Company, the Company may by notice in writing addressed to the Member or the attorney at least seven days before the date of a meeting require him to produce the original Power of Attorney or authority and unless the same is thereupon deposited with the Company not less than 48 hours before the time fixed for the meeting the attorney shall not be entitled to vote at such meeting unless the Directors, at their absolute discretion, excuse such non-production and deposit. Every Member entitled to vote at a meeting of the Company or on any resolution to be moved thereat shall be entitled during the period beginning 24 hours before the time fixed for the commencement of the meeting and ending with the conclusion of the meeting to inspect the proxies lodged at any time during the business hours of the Company provided that not less than three days notice in writing of the intention so to inspect is given to the Company.

121. If any such instrument of appointment be confined to the object of appointing a proxy or substitute for voting at meetings of the Company, it shall remain permanently or for such time as the Directors may determine, in the custody of the Company and if embracing other objects a copy thereof, examined with the original, shall be delivered to the Company to remain in the custody of the Company.

122. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death of the principal or revocation of the proxy or of any Power of Attorney under which such proxy was signed or the transfer of the share in respect of which the vote is given, provided that no intimation in writing of the death, revocation or transfer shall have been received at the Office of the Company before the meeting.

123. No objection shall be made to the validity of any vote except at the meeting or poll at which such vote shall be tendered and every vote whether given personally or by proxy not disallowed at such meeting or poll, shall be deemed valid for all purposes of such meeting or poll whatsoever.

124. The Chairman of any meeting shall be the sole judge of the validity of every vote tendered at such meeting. The Chairman present at the taking of a poll shall be the sole judge of the validity of every vote tendered at such poll.

125. Any Member whose name is entered in the Register of Members of the Company shall enjoy the same rights and be subject to the same liabilities as all other Members of the same class.

                                       DIRECTORS

(8)126 Until otherwise determined by a General Meeting, the number of Directors shall not be less than three or more than 21 excluding the Government Director (referred to in Article 128A) and the Debenture Director (referred to in Article 129) (if any).

127.   The persons hereinafter named are the First Directors of the Company:

       (a)    Shri Parampally Vasudeva Maiya

       (b)    Shri Girish Sumanlal Mehta

       (c)    Shri Sethumadhava Rao Ragothaman

       The First Directors shall retire at the first Annual General Meeting.

---------------
8 The following Article 126 has been replaced by the above new Article 126 pursuant to the Order dated March 7, 2002 of the High Court of Gujarat at Ahmedabad in connection with the amalgamation of ICICI Limited, ICICI Capital Services Limited and ICICI Personal Financial Services Limited with ICICI Bank Limited

126. Until otherwise determined by a General Meeting, the number of Directors shall not be less than three or more than 12.

(9)128. Not more than one-third of the total number of Directors shall be non-rotational Directors and, except for the Debenture Director and the Government Director, such non-rotational Directors (hereinafter referred to as the "Non-Rotational Directors") shall be appointed by the Board of Directors of the Company. The remaining Directors shall be persons whose period of office is liable to determination by rotation and subject to the provisions of the Act shall be appointed by the Company in General Meeting.

(9)128A. During such time as the Guarantee Agreement dated March 14, 1955 or the Guarantee Agreement dated July 15, 1959 or the Guarantee Agreement dated October 28, 1960 or the Guarantee Agreement dated February 28, 1962, between the President of India and The International Bank for Reconstruction and Development shall remain in force the President of India shall have the right from time to time to appoint one person as a Director of the Company and to remove such person from office and on a vacancy being caused in such office from any cause whether by resignation, death, removal or otherwise to appoint a Director in the vacant place. The Company shall be entitled to agree with the President of India for the appointment of a Director of the Company by the President of India as contemplated by this Article in respect of any future advance or advances by the Government of India or in respect of any guarantee or guarantees that may be given by the Government of India in connection with the Company's future borrowings from The International Bank for Reconstruction and Development or any other financial institution. The Director appointed under this Article is herein referred to as "the Government Director" and the term "Government Director" means the Director for the time being in office under this Article. The Government Director shall not be liable to retire by rotation or be removed from office except by the President of India as aforesaid. Subject as aforesaid the Government Director shall be entitled to the same rights and privileges and be subject to the same obligations as any other Director of the Company.

129. Any trust documents covering the issue of debentures or bonds of the Company may provide for the appointment of a Director (in these presents referred to as the "Debenture Director") for and on behalf of the holders of the debentures or bonds for such period as is therein provided not exceeding the period for which the debentures/bonds or any of them shall remain outstanding and for the removal from office of such Debenture Director and on a vacancy being caused whether by resignation, death, removal or otherwise for appointment of a Debenture Director in the vacant place. The Debenture Director shall not be liable to retire by rotation or be removed from office except provided as aforesaid.

130.     (a)      The Board of Directors may appoint an Alternate Director to act for a Director (hereinafter in this Article called the "Original Director"), at his suggestion or otherwise, during his absence for a period of not less than three months from the state in which meetings of the Board are ordinarily held.

         (b) An Alternate Director appointed under sub-article (a) above, shall not hold office as such for period longer than permissible to the Original Director in whose place he has been appointed and shall vacate office if and when the Original Director returns to the state in which meetings of the Board are ordinarily held.

         (c) If the term of office of the Original Director is determined before he so returns to the state aforesaid, any provision for the automatic re-appointment of retiring Directors in default of another appointment shall apply to the Original and not to the Alternate Director.

---------------
9. The following Article 128 has been replaced by above new article 128 as also a new article 128A has been inserted pursuant to the Order dated March 7, 2002 of the High Court of Gujarat at Ahmedabad in connection with the amalgamation of ICICI Limited, ICICI Capital Services Limited and ICICI Personal Financial Services Limited with ICICI Bank Limited.

128.     (a)      One-third of the total number of Directors shall be
                  non-retiring Directors and, except for the Debenture Director, such non-rotational Directors (including Executive Chairman or
                  Chairman and Managing Director or Non-executive Chairman,
                  Managing Director) hereinafter referred to as the "ICICI
                  Directors/Nominee Directors" shall be appointed by ICICI. The balance Directors shall be persons whose period of office is liable to determination by rotation and subject to the provisions of the Act, and shall be appointed by the Company in General Meeting.

         (b) (i) ICICI shall have the power to remove the Nominee Directors from office, with or without cause, and in the event of vacancy being caused in such office, by death, disability, resignation, removal or otherwise, to appoint another or others in the place(s) falling vacant; and

                  (ii) any appointment or removal of a Nominee Director shall be by a notice in writing addressed to the Company and the appointment or removal shall take effect forthwith upon such notice being delivered to the Company.

         (c) The Board of Directors of the Company shall have no power to remove from office any Nominee Director.

         (d) Subject to the provisions of the Act and rules framed thereunder, the Company shall pay the Nominee Directors, sitting fees and reimbursement of expenses and other fees and commission or reimbursement to which other Directors of the Company are entitled and pay or reimburse to ICICI any expenses that may be incurred by ICICI or such Nominee Directors in connection with their appointment or directorship.

131.     (a)      No Director shall be required to hold any qualification shares of the Company.

         (b) No person shall be qualified to be a Director if his appointment is in contravention of any law or guideline in force or if by amendment of any law or guideline, his continuance in office is in contravention of such law or guideline, he shall immediately vacate his office; on such vacation he shall not be entitled to any compensation.

132. The fees payable to a Director for attending a meeting of the Board or Committee thereof shall be decided by the Board of Directors from time to time within the limits as may be prescribed by the Act or the Central Government. (10)No Director who is a Government servant shall be entitled to receive any remuneration under this Article or other provisions of these presents except as authorised by the Government.

(10)132A Subject to the provisions of Article 132 in the case of a Government servant, the Directors may allow and pay to any Director who is not a bona fide resident of the place where a meeting is held and who shall come to such place for the purpose of attending a meeting such sum as the Directors may consider fair compensation for travelling, hotel and other expenses in addition to his remuneration as above specified and the Directors may from time to time fix the remuneration to be paid to any member or members of their body constituting a committee appointed by the Directors in terms of these presents and may pay the same.

(10)132B Subject to the provisions of Article 132 in the case of a Government servant if any Director, being willing, shall be called upon to perform extra services or to make any special exertions in going out or residing at a particular place or otherwise for any of the purposes of the Company, the Company may remunerate such Director either by fixed sum or otherwise as may be determined by the Directors and such remuneration may be either in addition to or in substitution for his remuneration above provided.

133. The Directors may allow and pay to any Director who is not a bona fide resident of the place where a meeting is held and who shall come to such place for the purpose, of attending a meeting such sum as the Directors may consider fair compensation for travelling, hotel and other expenses in addition to his remuneration as above specified and the Directors may fix the remuneration to be paid to any member or members of their body constituting a Committee appointed by the Directors in terms of these presents and may pay the same.

134. Subject to the provision of the said Acts, if any Director, being willing, shall be called upon to perform extra services or to make any special exertions in going out or residing at a particular place or otherwise for any of the purposes of the Company, the Company may remunerate such Directors either by a fixed sum or otherwise as may be determined by the Directors and such remuneration may be either in addition to or in substitution for his remuneration above provided.

135. The Directors shall have the power at any time and from time to time to appoint, subject to the provisions of these presents, any person as an Additional Director to the Board but so that the total number shall not at any time exceed the maximum number fixed for the Board but any Director so appointed shall hold office only up to the date of the next Annual General Meeting of the Company and shall then be entitled for re-election.

---------------
10 The above sentence starting with the words "No Directors" and ending with the words "authorised by the Government" has been inserted in
         Article 132 as also new Articles 132A and 132B have been inserted pursuant to the Order dated March 7, 2002 of the High Court of Gujarat at Ahmedabad in connection with the amalgamation of ICICI Limited, ICICI Capital Services Limited and ICICI Personal Financial Services Limited with ICICI Bank Limited.

136. If the office of any Director appointed by the Company in General Meeting is vacated before his term of office expires in the normal course, the resulting casual vacancy may be filled by the Board of Directors at a meeting of the Board and the Director so appointed shall hold office only up to the date up to which the Director in whose place he is appointed would have held office if it had not been vacated.

137. Subject to the provisions of the Act, the continuing Directors may act notwithstanding any vacancy in their body, but so that if the number falls below the minimum number fixed the Directors shall not, except in emergencies or for the purpose of filling up vacancies or for summoning a General Meeting of the Company, act so long as the number is below the minimum and they may so act notwithstanding the absence of a necessary quorum.

138.     (a)      The office of a Director shall become vacant if:
                  (i)      he is found to be of unsound mind by a court of
                           competent jurisdiction; or
                  (ii)     he applies to be adjudicated an insolvent; or
                  (iii)    he is adjudged an insolvent; or
                  (iv)     he is convicted by a court of any offence involving
                           moral turpitude and sentenced in respect thereof to imprisonment for not less than six months; or
                  (v)      he fails to pay any call in respect of shares held by
                           him alone or jointly with others within six months from the last date fixed for the payment of the call unless the Central Government has, by notification in the Official Gazette, removed the disqualification incurred by such failure; or
                  (vi)     he absents himself from three consecutive Meetings of
                           the Directors or from all Meetings of the Directors for a continuous period of three months, whichever is longer, without leave of absence from the Board of Directors; or
                  (vii)    he (whether by himself or by any person for his
                           benefit or on his account) or any firm in which he is a partner or any private company of which he is a Director, accepts a loan or guarantee or security for a loan from the Company in contravention of Section 295 of the Act; or
                  (viii)   he acts in contravention of Section 299 of the Act;
                           or
                  (ix)     he becomes disqualified by an order of the court
                           under Section 203 of the Act; or
                  (x)      he is removed in pursuance of Section 284 of the Act;
                           or
                  (xi)     he resigns office by notice in writing addressed to
                           the Company or to the Directors; or
                  (xii)    having been appointed a Director by virtue of his
                           holding any office or other employment in the Company, he ceases to hold such office or other employment in the Company; or
                  (xiii)   he becomes disqualified under Article 131 (b); or
                  (xiv)    he is disqualified for being appointed as a Director
                           under any of the provisions of either of the said
                           Acts.

(b)      Notwithstanding anything in clauses (iii), (iv) and (ix) of sub-article
         (a) above, the disqualification referred to in those clauses shall not take effect:
                  (i) for 30 days from the date of adjudication or sentence or order; or
                  (ii) where any appeal or petition is preferred within 30 days aforesaid against the adjudication, sentence or conviction resulting in the sentence or order until the expiry of seven days from the date on which such appeal or petition is disposed of; or
                  (iii) where, within the seven days aforesaid, any further appeal or petition is preferred in respect of the adjudication, sentence, conviction or order and the appeal or petition, if allowed, would result in the removal of the disqualification, until such further appeal or petition is disposed of.

139.     (a)      Every Director of the Company who is in any way, whether
                  directly or indirectly, concerned or interested in a contract or arrangement or proposed contract or arrangement entered into or to be entered into, by or on behalf of the Company, shall disclose the nature of his concern or interest at a Meeting of the Board of Directors.

         (b)      (i)      In the case of a proposed contract or arrangement,
                           the disclosure required to be made by a Director under sub-article (a) above shall be made at the meeting of the Board at which the question of entering into contract or arrangement is first taken into consideration or if the Director was not, at the date of that meeting, concerned or interested in the proposed contract or arrangement at the first meeting of the Board held after he becomes so concerned or interested;

                  (ii) in the case of any other contract or arrangement, the required disclosure shall be made at the first meeting of the Board held after the Director becomes concerned or interested in the contract or arrangement.

         (c)      (i)      For the purpose of sub-articles (a) and (b) above, a
                           general notice given to the Board by a Director, to the effect that he is a Director or a Member of a specified Body Corporate or is a partner of a specified firm and is to be regarded as concerned or interested in any contract or arrangement which may, after the date of the notice, be entered into with that Body Corporate or firm shall be deemed to be a sufficient disclosure of concern or interest in relation to any contract or arrangement so made;

                  (ii) any such general notice shall expire at the end of the financial year in which it is given, but may be renewed for further periods of one financial year at a time, by a fresh notice given in the last month of the financial year in which it would otherwise expire;

                  (iii) no such general notice and no renewal thereof shall be of effect unless it is either given at a meeting of the Board or the Director concerned takes reasonable steps to secure that it is brought up and read at the first meeting of the Board after it is given.

         (d) Nothing in this Article shall be taken to prejudice the operation of any rule of law restricting a Director of the Company from having any concern or interest in any contracts or arrangements with the Company.

         (e) Nothing in this Article shall apply to any contract or arrangement entered into or to be entered into between the Company and any other company where any of the Directors of the Company or two or more of them together holds or hold not more than two per cent of the paid-up share capital in the other company.

140.     (a)      No Director of the Company shall, as a Director, take part in the discussion of, or vote on, any contract or arrangement entered into or to be entered into, by Board's proceedings or on behalf of the Company, if he is in any way, whether directly or indirectly, concerned or interested in the contract or arrangement; nor shall his presence count for the purpose of forming a quorum at the time of any such discussion or vote; and if he does vote, his vote shall be void.

         (b)      Sub-article (a) above shall not apply to:

                  (i) any contract of indemnity against any loss which the Directors or any one or more of them may suffer by reason of becoming or being sureties or a surety for the Company;

                  (ii) any contract or arrangement entered into or to be entered into with a public company or a private company which is a subsidiary of a public company, in which the interest of the Director aforesaid consists solely:

                           o in his being a Director of such company and the holder of not more than shares of such number or value therein as is requisite to qualify him for appointment as a Director thereof, he having been nominated as such Director by the Company, or

                           o in his being a member holding not more than two per cent of the paid-up share capital of such other company.

              (11)(iii) ... deleted

141.     (a)      Subject to the provisions of the said Acts, these presents and any other law for the time being in force, a Director of the Company may be or become a Director of any company promoted by the Company or in which he may be interested as vendor, member or otherwise and no such Director shall be accountable for any benefits received as Director or member of such other company.

         (b) A Director shall, within 20 days of his appointment to or relinquishment of his office as Director, Managing Director, Manager or Secretary in any other Body Corporate, disclose to the Company the particulars relating to his office in the other Body Corporate which are required to be specified under
                  Section 303(1) of the Act.

         (c) The Company shall enter the aforesaid particulars in a Register kept for the purpose in conformity with Section 303 of the Act.

         (d) A Director shall give notice in writing to the Company of his holding of shares and debentures of the Company or its subsidiary, together with such particulars as may be necessary to enable the Company to comply with the provision of Section 307 of the Act. If such notice be not given at a meeting of the Board, the Director shall take all reasonable steps to secure that it is brought up and read at the next meeting of the Board after it is given. The Company shall enter particulars of a Director's holding of shares and debentures as aforesaid in a Register kept for the purpose in conformity with Section 307 of the Act.

         (e) If any Director has any interest in any other company, institution, financial intermediary or any Body Corporate by virtue of his position as director or partner or with which he may be associated in any other capacity, then he shall disclose his interest to the Board of Directors.

                              ROTATION OF DIRECTORS

(12)142. At every Annual General Meeting of the Company, one third of such Directors for the time being as are liable to retire by rotation or if their number is not three or a multiple of three, then the number nearest to one-third, shall retire from office. The Debenture Directors, the Government Directors and the Non-Rotational Directors, subject to Article 151, shall not be subject to retirement under this Article.

143. The Directors to retire by rotation at every Annual General Meeting shall be those who have been longest in office since their last appointment, but as between persons who became Directors on the same day, those who are to retire shall (unless they otherwise agree among themselves) be determined by lot.

144.     A retiring Director shall be eligible for re-election.

145. The Company at the Annual General Meeting at which a Director retires in the manner aforesaid may fill up the vacated office by appointing the retiring Director or some other person thereto.

---------------
11 The following Article 140(b) (iii) has been deleted pursuant to the Order dated March 7, 2002 of the High Court of Gujarat at Ahmedabad in connection with the amalgamation of ICICI Limited, ICICI Capital Services Limited and ICICI Personal Financial Services Limited with ICICI Bank Limited.

         (iii) any contract or agreement entered into or to be entered into with ICICI in which the interest of a Nominee Director consists solely of his being a Director or officer of ICICI.

12 The following Article 142 has been replaced by the above new Article 142 pursuant to the Order dated March 7, 2002 of the High Court of Gujarat at Ahmedabad in connection with the amalgamation of ICICI Limited, ICICI Capital Services Limited and ICICI Personal Financial Services Limited with ICICI Bank Limited.

         142. At every Annual General Meeting of the Company other than the first Annual General Meeting, one-third of such of the Directors for the time being as are liable to retire by rotation or if their number is not three or a multiple of three, then the number nearest to one-third, shall retire from office. The Debenture Directors and the Nominee Directors, subject to Article 151, shall not be subject to the retirement under this Article.

146. If the place of the retiring Director is not so filled up and the meeting has not expressly resolved not to fill the vacancy, the meeting shall stand adjourned till the same day in the next week, at the same time and place, or if that day is a public holiday, till the next succeeding day which is not a public holiday, at the same time and place, and if at the adjourned meeting also, the place of the retiring Director is not filled up and that meeting also has not expressly resolved not to fill the vacancy, the retiring Director shall be deemed to have been re-appointed at the adjourned meeting, unless:

         (i) at that meeting or at the previous meeting, a resolution for the re-appointment of such Director has been put to the meeting and lost;

         (ii) the retiring Director has, by a notice in writing addressed to the Company or the Board of Directors, expressed his unwillingness to be so re-appointed;

         (iii)    he is not qualified or is disqualified for appointment;

         (iv) a Resolution, whether Special or Ordinary, is required for his appointment by virtue of any provisions of the Act;

         (v) the provision to sub-article (b) or sub-article (c) of Article 147 is applicable to the case.

147.     (a)      At every Annual General Meeting of the Company, a motion shall not be made for the appointment of two or more persons as Directors of the Company by a single resolution, unless a resolution that it shall be so made has first been agreed to by the meeting without any vote being given against it.

         (b) A resolution moved in contravention of sub-article (a) above shall be void whether or not objection was taken at the time to its being so moved.

                  Provided that where a resolution so moved is passed, no provision for the automatic re-appointment of retiring Director, in default of another appointment shall apply.

         (c) For the purposes of this Article, a motion for approving a person's appointment or for nominating a person for appointment shall be treated as a motion for his appointment.

148. Subject to the provisions of Sections 252, 255 and 259 of the Act, the Company may, by Ordinary Resolution from time to time increase or reduce the number of Directors.

         Provided that any increase in the number of Directors except an increase which is within the permissible maximum shall not have any effect unless approved by the Regulatory Agencies whose approval is required under any law for the time being in force.

149.     (a)      Subject to the provisions of the said Acts and these presents, no person, not being a retiring Director, shall be eligible for election to the office of Directors at any General
                  Meeting, unless he or some other Member intending to propose him has, at least 14 days before the meeting, left at the office of the Company a notice in writing under his hand signifying his candidature for the office of Director or the intention of such Member to propose him along with a deposit of such sum as may be prescribed which shall be refunded to such person or, as the case may be, to such Member, if the person succeeds in getting elected as a Director.

         (b) The Company shall inform its Members of the candidature of a person for the office of Director or the intention of a Member to propose such person as a candidate for that office by serving individual notices on the Members not less than seven days before the meeting.

                  Provided that it shall not be necessary for the Company to serve individual notices upon the Members as aforesaid if the Company advertises such candidature or intention not less than seven days before the meeting in at least two newspapers circulating in the place where the Registered Office of the Company is located, of which one is published in the English language and the other in the regional language of that place.

         (c) Every person (other than a Director retiring by rotation or otherwise or a person who has left at the office of the Company a notice under Section 257 of the Act signifying his candidature for the office of a Director) proposed as a candidate for the office of a Director shall sign and file with the Company his consent in writing to act as a Director, if appointed.

         (d) The Company shall ensure that the appointment of Directors of the Company in General Meeting and (13)appointment of the Non-rotational Directors and their retirement shall be in accordance with the provisions of the said Acts.

         (e)      A person, other than:

                  (i) a Director re-appointed after retirement by rotation or immediately on the expiry of his term of office; or

                  (ii) an Additional or Alternate Director or a person filling a casual vacancy in the office of a Director under Section 262 of the Act, appointed as a Director or re-appointed as an Additional or Alternate Director immediately on the expiry of his term of office; or

                  (iii) a person named as Director of the Company under this Article as first registered

                  Shall not act as a Director of the Company unless he has, within 30 days of his appointment, signed and filed with the Registrar his consent in writing to act as such Director.

150.     (a)      The Company may subject to the provisions of Section 284 of the Act, by Ordinary Resolution remove a Director (not being a Debenture Director or a (14)Non-Rotational Director) before the expiry of his period of office.

         (b) Special Notice shall be required of any resolution to remove a Director under this Article or to appoint somebody instead of a Director so removed at the meeting at which he is removed.

         (c) On receipt of notice of a resolution to remove a Director under this Article, the Company shall forthwith send a copy thereof to the Director concerned and the Director (whether or not he is a Member of the Company) shall be entitled to be heard on the resolution at the meeting.

         (d) Where notice is given of a resolution to remove a Director under this Article and the Director concerned makes with respect thereto representations in writing to the Company (not exceeding a reasonable length) and requests their notification to Members of the Company, the Company shall, unless the representations are received by it too late for it to do so:

                  (i) in any notice of the resolution given to Members of the Company, state the fact of the representations having been made; and

                  (ii) send a copy of the representations to every Member of the Company to whom notice of the meeting is sent (whether before or after receipt of the representations by the Company) and if a copy of the representation is not sent as aforesaid because they were received too late or because of the Company's default, the Director may (without prejudice to his right to be heard orally) require that the representations shall be read out at the meeting.

-------------
13 The words "nomination of ICICI Directors by ICICI" have been replaced with the words "appointment of the Non-Rotational Directors" pursuant to the Order dated March 7, 2002 of the High Court of Gujarat at Ahmedabad in connection with the amalgamation of ICICI Limited, ICICI Capital Services Limited and ICICI Personal Financial Services Limited with ICICI Bank Limited.
14 The words " Nominee Director" have been replaced with the words "Non-Rotational Director" pursuant to the Order dated March 7, 2002 of the High Court of Gujarat at Ahmedabad in connection with the amalgamation of ICICI Limited, ICICI Capital Services Limited and ICICI Personal Financial Services Limited with ICICI Bank Limited.

         Provided that, copies of the representations need not be sent out and the representations need not be read out at the meeting, if on the application either of the Company or of any other person who claims to be aggrieved, the Company Law Board is satisfied that the rights conferred by this sub-article are being abused to secure needless publicity for defamatory matter.

         (e) A vacancy created by the removal of a Director under this Article may, if he had been appointed by the Company in General Meeting or by the Board, be filled by the appointment of another Director in his stead, by the meeting at which he is removed, provided Special Notice of the intended appointment has been given under sub-article (b) above. A Director so appointed shall hold office until the date up to which his predecessor would have held office if he had not been removed as aforesaid.

         (f) If the vacancy is not filled under sub-article (e) of this Article, it may be filled as a casual vacancy in accordance with the provisions so far as they may be applicable of
                  Article 136 and all the provisions of that Article shall apply accordingly.

                  Provided that the Director who was removed from office shall not be reappointed as a Director by the Board of Directors.

        CHAIRMAN - EXECUTIVE CHAIRMAN - CHAIRMAN AND MANAGING DIRECTOR -
                    MANAGING DIRECTOR - WHOLE-TIME DIRECTOR

(15)151  (a)      Subject to the provisions of the said Acts and these presents, the Board of Directors of the Company shall be entitled to appoint from time to time, one or more of the Non-Rotational
                  Directors to act as the Whole-time or Executive Chairman and Managing Director or Part-time Chairman or Whole-time Chairman
                  (hereinafter referred to as the "Executive Chairman") or a Managing Director or Managing Director(s) and/or Whole-time
                  Director or Whole-time Director(s) of the Company (hereinafter referred to as the "Managing Director") for such term not exceeding five years at a time as the Board of Directors may think fit to manage the affairs and business of the Company and may from time to time (subject to provisions of any contract between him and the Company) may remove or dismiss him or them from office and appoint another in his place.


(16)[(b) and (c) ...] deleted

---------------
15 The following Article 151(a) has been replaced by the above new Article 151(a) pursuant to the Order dated March 7, 2002 of the High Court of Gujarat at Ahmedabad in connection with the amalgamation of ICICI Limited, ICICI Capital Services Limited and ICICI Personal Financial Services Limited with ICICI Bank Limited.
         151(a) Subject to the provisions of the said Acts and these presents, ICICI shall be entitled to appoint from time to time, one or more of the ICICI Directors to be Chairman and Managing Director of the Company to act as the Whole-time or Executive Chairman and Managing Director of the Company (hereinafter referred to as the "Executive Chairman") or a Managing Director or Managing Directors and/or Whole-time Director or Whole-time Directors of the Company (hereinafter referred to as the "Managing Director") for such term not exceeding five years at a time as ICICI may think fit to manage the affairs and business of the Company and may from time to time (subject to provisions of any contract between him or them and the Company) remove or dismiss him or them from office and appoint another or others in his or their place or places.
16 The following Articles 151(b) and 151(c) have been deleted pursuant to the Order dated March 7, 2002 of the High Court of Gujarat at Ahmedabad in connection with the amalgamation of ICICI Limited, ICICI Capital Services Limited and ICICI Personal Financial Services Limited with ICICI Bank Limited.
         151(b) If ICICI has not nominated Executive Chairman or Managing Director as provided in sub-article (a) above, then subject to the provisions of the said Acts and these presents, the Board of Directors of the Company shall have the power to appoint from time to time one or more of their body to be the Executive Chairman or Managing Director as the case may be.
         151(c) Unless ICICI has exercised its rights to appoint the Executive Chairman as provided in sub-article (a) above, ICICI shall have the right to appoint a Non-executive Chairman.

         (d) Subject to the provisions of the said Acts and these presents, the Executive Chairman or the Managing Director shall not, while he continues to hold that office, be subject to retirement by rotation under Article 142, but he shall be subject to the provisions of any contract between him and the Company and be subject to the same provisions as to the resignation and removal as the other Directors of the Company and he shall ipso facto and immediately cease to be an Executive Chairman or Managing Director if he ceases to hold the office of Director from any cause, provided that if at any time the number of Directors (including Executive Chairman or Managing Director) as are not subject to retirement by rotation shall exceed one-third of the total number of the Directors for the time being, then the Executive Chairman or Managing Director or any of them as the Directors may from time to time determine shall be liable to retirement by rotation in accordance with Article 142 to the intent that the number of Directors not liable to retirement by rotation shall not exceed one-third of the total number of Directors for the time being.

         (e) The remuneration of the Managing Director or Whole-time Director shall (subject to Section 309 of the Act and other applicable provisions of the said Acts and these Articles and of any contract between him and the Company) be fixed by the Directors, from time to time and may be by way of fixed salary and/or perquisites or commission on profits of the Company or by participation in such profits or by any or all these modes or any other mode not expressly prohibited by the Act.

         (f) Subject to sub-article (d) above, the Managing Director(s) and/or Whole-time Director(s) so appointed shall not be liable to retire at any General Meeting of the Company.

         (g) Subject to the provisions of Sections 198, 269, 309, 310 and 311 of the Act and also subject to the limitations, conditions and provisions of Schedule XIII of the Act, the appointment and payment of remuneration to the Executive Chairman or Managing Director(s) shall be subject to approval of the Members in General Meeting.

         (h) Subject to the superintendence, control and direction of the Board, the day-today management of the Company shall be in the hands of the Executive Chairman or Managing Director, with power to the Board to distribute such day-to-day management functions in any manner as deemed fit by the Board, subject to the provisions of the Act and these presents and shall also be subject to the provisions of the Banking Regulation Act, 1949.

         (i) The Executive Chairman or Managing Director shall not exercise the powers to:

                  (i) make calls on shareholders in respect of any money unpaid on the shares in the Company;

                  (ii)     issue debentures;

                           and except to the extent mentioned in the Resolution passed at the Board Meeting under Section 292 of the Act, shall also not exercise the powers to:

                  (iii)    borrow moneys, otherwise than on debenture;

                  (iv)     invest the funds of the Company; and

                  (v) make loans, give credits or sign credit notes exceeding an amount fixed by the Board from time to time.

                       PROCEEDINGS OF DIRECTORS' MEETINGS

152. The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings and proceedings as they think fit. Provided, however, that the meeting of the Board of Directors shall be held at least once in every three calendar months and at least four such meetings shall be held every year.

153. The Chairman may at any time and the Manager, Secretary or such other officer of the Company as may be authorised by the Directors shall upon the requisition of a Director convene a meeting of the Board.

154. Notice of every meeting of the Board of Directors of the Company shall be given in writing to every Director for the time being in India and at his usual address in India to every other Director.

155. Subject to Section 287 of the Act, the quorum for a meeting of the Board shall be one-third of its total strength excluding Directors, if any, whose places may be vacant at the time and any fraction contained in that one-third being rounded off as one or two Directors, whichever is higher.

         Provided that where at any time the number of interested Directors exceeds or is equal to two-thirds of the total strength of the number of remaining Directors, that is to say, the number of Directors who are not interested, present at the Meeting being not less than two, shall be the quorum during such time.

         (17)[...] deleted


         For the purposes of this Article:

         (i) "total strength" means the total strength of the Directors of the Company as determined in pursuance of the Act, after deducting therefrom the number of the Directors, if any, whose places may be vacant at the time;

         (ii) "interested Director" means any Director whose presence cannot by reason of Article 140 count for the purpose of forming a quorum at a meeting of the Board, at the time of the discussion or vote on any matter.

156.     (a)      If a meeting of the Board could not be held for want of
                  quorum, then, unless the Directors present at such meeting otherwise decide, the meeting shall automatically stand adjourned till the same day in the next week, at the same time and place, or if that day is a public holiday, till the next succeeding day which is not a public holiday at the same time and place.

         (b) The provisions of Article 152 shall not be deemed to have been contravened merely by reason of the fact that a meeting of the Board which had been called in compliance with the terms of that Article could not be held for want of a quorum.

(18)157. The Directors may subject to the provisions of the Act delegate any of their powers to Committees consisting of Directors and/or such other person or persons as they think fit, and they may from time to time revoke and substitute such delegation. Any Committee so formed shall in the exercise of the powers so delegated, conform to any regulations that may from time to time be imposed on it by the Directors. All acts done by any such Committee in conformity with such regulations and in fulfilment of the purposes of its appointment but not otherwise, shall have the force and the effect as if done by the Board.

158. The meetings and proceedings of any such Committee shall be governed by the provisions of these presents for regulating the meetings and proceedings of the Directors, so far as the same are applicable thereto and are not superseded by any regulations made by the Directors under
         Article 157.

---------------
17 The following para of Article 155 has been deleted pursuant to the Order dated March 7, 2002 of the High Court of Gujarat at Ahmedabad in connection with the amalgamation of ICICI Limited, ICICI Capital Services Limited and ICICI Personal Financial Services Limited with ICICI Bank Limited.

             "Provide further, that no quorum for a Meeting of the Board shall be constituted and no such meeting shall proceed to transact any business unless at least one ICICI Director or his Alternate are present at such meeting, except where for a particular meeting the said requirement for a quorum is waived in writing by the ICICI Directors or their Alternates."

18 The following Article 157 has been replaced by the above new Article 157 pursuant to the Order dated March 7, 2002 of the High Court of Gujarat at Ahmedabad in connection with the amalgamation of ICICI Limited, ICICI Capital Services Limited and ICICI Personal Financial Services Limited with ICICI Bank Limited.

157. Subject to the restrictions contained in Section 292 of the Act, the Board may delegate any of their powers to the Committees of the Board consisting of at least the Chairman or the Managing Director of the Company and one ICICI Director (other than Chairman or Managing Director); and the Board may from time to time revoke and discharge such Committee of the Board either wholly or in part and either as to persons or purposes, but every Committee of the Board so formed shall in the exercise of the powers so delegated conform to any regulations that may from time to time be imposed on it by the Board. All acts done by any such Committee of the Board in conformity with such regulations and in fulfilment of the purposes of its appointment but not otherwise, shall have the force and effect as if done by the Board. The quorum for a meeting of such a Committee shall be two.

(19)159  (a)      All meetings of the Directors shall be presided over by the
                  Chairman if present, but if at any meeting of Directors, the Chairman be not present, at the time appointed for holding the same, then and in that case the Managing Director shall be entitled to be the Chairman of such meeting, failing which the Board shall choose one of the Non-Rotational Directors then present to preside at the meeting.

         (b) Subject to the provisions of Sections 316, 372(5) and 386 of the Act, any question arising at any meeting of the Board shall be decided by a majority of votes and in case of equality of votes, the Chairman shall have second or casting vote.

160. The meeting of the Board of Directors for the time being at which quorum is present, shall be able to exercise all or any of the authorities, powers and discretion which by or under the Act or these presents are vested in or exercisable by the Board of Directors generally.

161.     (a)      The Board shall exercise the following powers on behalf of the
                  Company, and it shall do so only by means of resolutions passed at its meetings:

                  (i) the power to make calls on shareholders in respect of money unpaid on their shares;

                  (ii)     the power to issue debentures;
                  (iii) the power to borrow moneys otherwise than by debentures;
                  (iv)     the power to invest the funds of the Company; and

                  (v)      the power to make loans.

         (b) Provided that the Board may, by a resolution passed at a meeting, delegate to any Committee of Directors, the Managing Director, the Manager or any other principal officer of the Company or in the case of a branch office of the Company, to a principal officer of the branch office, the powers specified in clauses (iii), (iv) and (v) of sub-article (a) above to the extent and subject to the conditions specified in Section 292 of the Act.

         (20)[(c)...] deleted

----------------
19 The following Article 159(a) has been replaced by the above new Article 159(a) pursuant to the Order dated March 7, 2002 of the High Court of Gujarat at Ahmedabad in connection with the amalgamation of ICICI Limited, ICICI Capital Services Limited and ICICI Personal Financial Services Limited with ICICI Bank Limited.

         159(a) All meetings of the Directors and the Committee shall be presided over by the Chairman. If at any meeting the Chairman is not present within fifteen minutes of the time appointed for holding the same, the Directors present shall choose one of the other ICICI Directors to be Chairman of such meeting.

20 The following Article 161(c) has been deleted pursuant to the Order dated March 7, 2002 of the High Court of Gujarat at Ahmedabad in connection with the amalgamation of ICICI Limited, ICICI Capital Services Limited and ICICI Personal Financial Services Limited with ICICI Bank Limited.

         161(c) Notwithstanding anything contained in sub-article (a) above, the following matters can be considered only at a meeting of the Board of Directors or Committee of Directors of the Company at which at least one ICICI Director is present, hereinafter referred to as the "Fundamental Matters". Resolutions on Fundamental Matters shall not be effective unless there is a favourable vote of the majority of ICICI Directors present at the meeting:

                  (i) any decision to alter or amend or authorize additional business activities in which the Company may participate;

                  (ii) any amendment to the Memorandum or Articles of Association of the Company or any change in the authorized or issued share capital of the Company;

                  (iii) any merger involving the Company, any acquisition of property or asset by the Company or any significant sale of or other disposition by the Company of any property or asset, in either case, where the consequence thereof might have a material effect on the income or financial position of the Company or any liquidation, dissolution or bankruptcy of the Company.

                  (iv) The establishment of any subsidiary, any significant sale or contribution or other disposition of property or asset to a subsidiary of the Company and the exercise by the Company of any shareholder's voting rights for shares of any subsidiary;

                  (v) any determination of maximum exposure limit with respect to categories of the Company's activities;

                  (vi) the selection and replacement of the Auditors of the Company; and

                  (vii) any determination of broad policies regarding staffing, employment and codes of conduct.

162.     The Board shall not, except with the consent of the Company, in General
         Meeting:

         (a) Sell, lease or otherwise dispose of the whole or substantially the whole, of the undertaking of the Company or where the Company owns more than one undertaking of the whole or substantially the whole, of any such undertaking.

         (b) Remit or give time for the repayment of, any debt due by a Director.

         (c) Invest, otherwise than in trust securities, the amounts of compensation received by the Company in respect of the compulsory acquisition of any such undertaking as is referred to in sub-article (a) or of any premises or properties used for any such undertaking and without which it cannot be carried on or can be carried on only with difficulty or only after a considerable time.

         (d) Borrow moneys where the moneys to be borrowed together with the moneys already borrowed by the Company (apart from temporary loans obtained from the Company's bankers in the ordinary course of business) will exceed the aggregate of the paid-up capital of the Company and its free reserves, that is to say, reserves not set apart for any specific purpose or;

                  (i) the expression "temporary loans" means loans repayable on demand or within six months from the date of the loan or such higher term, discounting of bills and issues of other short-term loans of a seasonal nature, but does not include loans raised for the purpose of financing expenditure of capital nature; and

                  (ii) accepting deposits by the Company shall not be considered as the Company having borrowed moneys for the purpose of this Article.

         (e) Contribute to charitable and other funds not directly relating to the business of the Company or the welfare of its employees, any amounts the aggregate of which will, in any financial year, exceed the prescribed limits.

163. All acts done by any meeting of the Board or of a Committee thereof or by any person acting as a Director, shall be valid notwithstanding that it may be afterwards discovered that the appointment of any one or more of such Directors or of any person acting as aforesaid, was invalid by reason of defect or disqualification or had terminated by virtue of any provision contained in the Act or these presents. Provided that nothing in this Article shall be deemed to give validity to acts done by a Director after his appointment has been shown to the Company to be invalid or to have terminated.

164. No Resolution shall be deemed to have been duly passed by the Board or by a Committee thereof by circulation, unless the Resolution has been circulated in draft, together with the necessary papers, if any, to all the Directors, or to all the Members of the Committee, then in India (not being less in number than the quorum fixed for a meeting of the Board or Committee, as the case may be) and to all other Directors or Members, at their usual address in India and has been approved by such of the Directors as are then in India or by a majority of such of them, as are entitled to vote on the Resolution.

165.     (a)      If the requirements as to the constitution of the Board as laid down in any of the said Acts are not fulfilled at any time, the Board shall reconstitute such Board so as to ensure that such requirements are fulfilled.

         (b) If, for the purpose of reconstituting the Board under sub-article (a) above, it is necessary to retire any Director or Directors, the Board shall, by lots drawn at a Board Meeting, decide which Director or Directors shall cease to hold office and such decision shall be binding on every Director.

         (c) Every Director, if he is appointed under any casual or other vacancy, shall hold office until the date up to which his predecessor would have held office, if the election had not been held or, as the case may be, the appointment had not been made.

         (d) No act or proceeding of the Board of Directors of the Company shall be invalid by reason only of any defect in the composition thereof or on the ground that it is subsequently discovered that any of its Members did not fulfill the requirements of this Article.

                               POWERS OF DIRECTORS

166.     (a)      Subject to the provisions of the said Acts, the Board of
                  Directors shall be entitled to exercise all such powers and to do all such acts and things, as the Company is authorised to exercise and do.

                  Provided that the Board shall not exercise any power to do any act or thing which is directed or required, by any act or by the Memorandum or Articles of the Company or otherwise, to be exercised or done by the Company in General Meeting.

                  Provided further that in exercising any such power or doing any such act or thing, the Board shall be subject to the provisions contained in that behalf in any Act or in the Memorandum or Articles of the Company or in any regulations not inconsistent therewith and duly made thereunder including regulations made by the Company in General Meeting.

         (b) No regulation made by the Company in General Meeting shall invalidate any prior act of the Board which would have been valid if that regulation had not been made.

167. Without prejudice to the general powers conferred by the last preceding Article and the other powers conferred by these presents but subject, however, to the provisions of the Act, the Memorandum and these presents it is hereby expressly declared that the Directors shall have the following powers:

         (a) To pay the costs, charges and expenses preliminary and incidental to the promotion, formation, establishment and registration of the Company.

         (b)      To have an Official Seal for use abroad.

         (c) To purchase or otherwise acquire for the Company any property rights or privileges which the Company is authorised to acquire at such price and generally on such terms and conditions as they think fit.

         (d) At their discretion to pay for any property or rights or privileges acquired by or services rendered to the Company, either wholly or partially in cash or in shares, bonds, debentures, debenture stock or other securities of the Company and any such shares may be issued either as fully paid-up or with such amount credited as paid up thereon as may be agreed upon and any such bonds, debentures, debenture stock or other securities may be either specifically charged upon all or any part of the property of the Company and its uncalled capital or not so charged.

         (e) To insure and keep insured against loss or damage by fire or otherwise for such period and to such extent as they may think proper all or any part of the buildings, machinery, goods, stores, produce and other movable property of the Company either separately or jointly; also to insure all or any portion of the goods, produce, machinery and other articles imported or exported by the Company and to sell, assign, surrender or discontinue any policies of assurance effected in pursuance of this power.

         (f) To open accounts with any bank or bankers or with any company, firm or individual and to pay money into and draw money from any such account from time to time as the Directors may think fit.

         (g) To the extent permissible under the said Acts, to secure the fulfilment of any contracts or engagements entered into by the Company by mortgage or charge of all or any of the property of the Company and its uncalled capital for the time being or in such other manner as they think fit.

         (h) To attach to any shares issued as the consideration or part of the consideration for any contract with or property acquired by the Company or in payment for services rendered to the Company, such conditions as to the transfer thereof as they think fit.

         (i) To accept from any Member, on such terms and conditions as shall be agreed, a surrender of his shares or stock or any part thereof.

         (j) To appoint any person or persons (whether incorporated or not) to accept and hold in trust for the Company any property belonging to the Company or in which it is interested or for any other purposes and to execute and do all such acts and things as may be requisite in relation to any such trust and to provide for the remuneration of such trustee or trustees.

         (k) To institute, conduct, defend, compound or abandon any legal proceedings by or against the Company or its officers or otherwise concerning the affairs of the Company and also to compound and allow time for payment or satisfaction of any debt due or of any claims or demands by or against the Company.

         (l) To refer any claim or demand by or against the Company to arbitration and observe and perform the awards.

         (m) To act on behalf of the Company in all matters relating to bankruptcy and insolvency.

         (n) To make and give receipts, releases and other discharges for moneys payable to the Company and for the claims and demands of the Company.

         (o) To determine from time to time who shall be entitled to sign on the Company's behalf bills, notes, receipts, acceptances, endorsements, cheques, dividend warrants, releases, contracts and documents.

         (p) To invest and deal with any of the moneys of the Company whether or not immediately required for the purposes thereof, upon such securities and in such manner as they may think fit and from time to time to vary or realise such investments.

         (q) To execute in the name and on behalf of the Company in favour of any Director or other person who may incur or be about to incur any personal liability for the benefit of the Company such mortgages of the Company's property (present and future) as they think fit and any such mortgage may contain a power of sale and such other powers, covenants and provisions as shall be agreed on.

         (r) To give to any Director, officer or other person employed by the Company an interest in any particular business or transaction or otherwise or a share in the general profits of the Company and such interest, commission or share of profits shall be treated as a part of the working expenses of the Company.

                  Provided that the share of general profits of the Company payable to the Directors or to the officers of the Company or such other person shall not exceed in the aggregate a sum equivalent to three per cent of the net profits of the Company as determined in accordance with the provisions of Sections 349 and 350 of the Act.

                  Provided, further, that this limitation or restriction on the percentage of net profits shall not be applicable to any distribution of a general bonus to employees of the Company.

         (s) To provide for the welfare of employees or ex-employees of the Company or its predecessors in business and the spouse, widow or widower, father (including stepfather), mother (including stepmother), brother (including stepbrother), sister (including stepsister), son (including stepson), daughter (including stepdaughter), son's widow, daughter's widower, deceased son's children, deceased daughter's children or the dependents of such employees or ex-employees by building or contributing to the building of houses or dwellings or by grant of money, pensions, allowances, bonus or other payments or by building or contributing to the building of houses or dwelling or by creating and from time to time subscribing or contributing to provident funds and other associations, institutions, funds or trusts and by providing or subscribing or contributing towards places of instruction and recreation, hospitals and dispensaries, medical and other attendances and to subscribe or contribute to or otherwise assist charitable, benevolent, national and/or other institutions or objects.

         (t) Subject to the provisions of the Act and these presents to subscribe or guarantee money for any national, charitable, benevolent, public, general or useful object or for any exhibition or to any institution, club, society or fund.

         (u) The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they may think proper for depreciation or to a Depreciation Fund or as reserve or to a Reserve Fund or Sinking Fund or any Special Fund to meet contingencies or to repay preference shares or debentures or for payment of dividends or for equalising dividends or for repairing, improving, extending and maintaining any part of the property of the Company or for such other purposes as the Directors may, in their absolute discretion, think conducive to the interests of the Company; and the Directors may invest the several sums so set aside or so much thereof as required to be invested upon such investments (subject to the restrictions imposed by the Act) as the Directors may think fit and from time to time deal with and vary such investments and dispose of and apply and expend all or any part thereof for the benefit of the Company, in such manner and for such purposes as the Directors (subject to such restrictions as aforesaid), in their absolute discretion, think conducive to the interests of the Company notwithstanding that the matters to which the Directors apply or upon which they expend the same, or any part thereof may be matters to or upon which the capital moneys of the Company might rightly be applied or expended; and the Directors may divide the reserve or any fund into such special funds and transfer any sum from one fund to another as the Directors may think fit and may employ the assets constituting all or any of the above funds, including the Depreciation Fund, in the business of the Company or in the purchase or repayment of preference shares or debentures and that without being bound to keep the same separate from the other assets and without being bound to pay interest on the same, with power, however, to the Directors, at their discretion, to pay or allow to the credit of such fund interest at such rate as the Directors may think proper, not exceeding five per cent per annum.

         (v) To appoint and, at their discretion, remove or suspend such committee or committees of experts, technicians or advisers or such manager(s), officer(s), clerk(s), employee(s) and agent(s) for permanent, temporary or special services as they may from time to time think fit and to determine their powers and duties and fix their salaries and emoluments and require security in such instances and to such amounts as they may think fit and also without prejudice as aforesaid from time to time to provide for the management and transaction of the affairs of the Company in any specified locality in India and the provisions contained in sub-articles (y) and (z) of this Article following shall be without prejudice to the general powers conferred by this sub-article.

         (w) To comply with the requirements of any local law which, in their opinion, it shall, in the interest of the Company, be necessary or expedient to comply with.

         (x) From time to time and at any time to establish any Local Board for managing any of the affairs of the Company in any specified locality in India or elsewhere and to appoint any persons to be members of any Local Boards and to fix their remuneration. And from time to time and at any time, but subject to the provisions of Section 292 of the Act and these presents to delegate to any person so appointed any of the powers, authorities and discretions for the time being vested in the Directors and to authorise the members for the time being of any such Local Board or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation. Any such delegate may be authorised by the directors to subdelegate all or any of the powers, authorities and discretions, for the time being, vested in them.

         (y) At any time and from time to time but subject to the provisions of Section 292 of the Act and these presents by Power of Attorney to appoint any person or persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these presents) and for such period and subject to such conditions as the Directors may from time to time think fit and any such appointment (if the Directors think fit) may be made in favour of the members or any of the members of any Local Board established as aforesaid or in favour of any company or the Members, Directors, nominees or managers of any company or firm or otherwise in favour of any fluctuating body or any persons whatsoever whether nominated directly or indirectly by the Directors and any such Power of Attorney may contain such powers for the protection or convenience of persons dealing with such attorneys as the Directors may think fit.

         (z) Subject to the provisions of the Act and these presents, to delegate the powers, authorities and discretions vested in the Directors to any person, firm, company or fluctuating body of persons as aforesaid.

                  (aa) Any such delegate or attorney as aforesaid may be authorised by the Directors to subdelegate all or any of the powers, authorities and discretions for the time being vested in him.

                  (ab) Subject to the provisions of the Act, to enter into all such negotiations and contracts and rescind and vary all such contracts and execute and do all such acts, deeds and things in the name and on behalf of the Company as they may consider expedient for or in relation to any of the matters aforesaid or otherwise for the purposes of the Company.

                  (ac) Subject to the provisions of the Act, to give in the name and on behalf of the Company such indemnities and guarantees as may be necessary.

                  (ad) From time to time to make, vary and repeal any by-law, regulations and other rules, guidelines or instructions for regulating the business of the Company, its officials, the employees and other persons having dealings with the Company.

168. The Directors shall comply with the provisions of Sections 159, 295, 297, 299, 303, 305, 307 and 308 of the Act.

                                     MINUTES

169. The Company shall cause Minutes of all proceedings of every meeting of the Board of Directors and all Committees of the Board to be duly entered in a book or books for that purpose maintained in such form and manner as may be permitted in law from time to time, including but not limited to loose leaf volumes. The Minutes shall contain:

         (i)      a fair and correct summary of the proceedings at the Meeting;

         (ii) the names of the Directors present at the meeting of the Board of Directors or of any Committee of the Board;

         (iii) all decisions taken by the Board and Committee of the Board and all appointments of officers and Committee of Directors;

         (iv) all resolutions and proceedings of meetings of the Board and the Committees of the Board; and

         (v) in the case of each resolution passed at a meeting of the Board or Committee of the Board, the names of the Directors, if any, dissenting from or not concurring in the Resolution.

170. Any Minutes of any meeting of the Board or of any Committee of the Board, shall be signed by the Chairman of such meeting or by the Chairman of the next succeeding meeting and such Minutes shall for all purposes whatsoever be prima facie evidence of the actual passing of the resolutions recorded and the actual and regular transaction or occurrence of the proceedings so recorded and of the regularity of the meeting at which the same shall appear to have taken place.

                                    THE SEAL

171.     (a)      The Directors shall provide a Common Seal for the purpose of the Company and shall have power from time to time to destroy the same and substitute a new Seal in lieu thereof and the Directors shall provide for the safe custody of the Seal.

         (b) The Seal of the Company shall not be affixed to any instrument except by the authority of a resolution of the Board or of a Committee of the Board authorised by it in that behalf and except in the presence of at least one Director and the Secretary or such other person as the Board may appoint for the purpose and the said Director and the Secretary or such other person as aforesaid shall sign every instrument to which the Seal of the Company is so affixed in their presence.

                          ESTABLISHMENT OF RESERVE FUND

172. The Company shall create a Reserve Fund and shall, out of the balance of profit of each year as disclosed in the Profit and Loss Account and before any dividend is declared, transfer to the Reserve Fund equivalent to not less than 20 per cent of such profit or such other percentage as may be notified by any Regulatory Agency.

                                    DIVIDENDS

173. The profits of the Company, subject to the provisions of the Act, the Memorandum and these presents, shall be divisible among the Members in proportion to the amount of capital paid-up on the shares held by them, respectively.

174. Where capital is paid up in advance of calls upon the footing that the same shall carry interest such capital shall not, whilst carrying interest, confer a right to dividend or to participate in profits.

175. The Company may pay dividends in proportion to the amount paid up or credited as paid up on each share where a larger amount is paid up or credited as paid up on some shares than on others.

  176.   (a)      The Company, before declaring any dividend on its shares for each year, shall transfer to Reserve Fund an amount specified in these presents and required by or under any directions issued under the said Acts and shall also completely write off all its capitalised expenses (including preliminary expenses, share selling commission, brokerage, amount of losses incurred and any other item of expenditure not represented by tangible assets).

         (b) Provided, however, that the Company may pay dividends on its shares without writing off:

                  (i) the depreciation, if any, in the values of its investments in approved securities in any case where such depreciation has not actually been capitalised or otherwise accounted for as a loss;

                  (ii) the depreciation, if any, in the value of its investments in shares, debentures or bonds (other than approved securities) in any case where adequate provision for such depreciation has been made to the satisfaction of the Company; and

                  (iii) the bad debts, if any, in any case where adequate provision for such debts has been made to the satisfaction of the Auditors of the Company.

177. The Company in General Meeting may, subject to the provisions of the said Acts, declare a dividend to be paid to the Members according to their respective rights and interests in the profits and may fix the time for payment.

178. No larger dividend shall be declared than is recommended by the Directors but the Company in General Meeting may declare a smaller dividend. Subject to the provisions of Section 205 of the Act, no dividend shall be payable except out of the profits of the year or any other undistributed profits. The declaration of the Directors as to the amount of the net profits of the Company shall be conclusive.

179. Subject to the provisions of the said Acts and these presents, the Directors may from time to time pay to the Members such interim dividends as in their judgement the position of the Company justifies. Such interim dividend may be declared at any time and shall be set off against the final dividend for the relevant period.

180. Subject to the provisions of the said Acts, the Directors may retain the dividends payable in respect of which any person is, under the Transmission Clause, entitled to become a Member or which any person under that Clause is entitled to transfer until such person shall become a Member in respect of such shares or shall duly transfer the same.

181. Subject to the provisions of the said Acts, no Member shall be entitled to receive payment of any interest or dividend in respect of his share or shares whilst any money may be due or owing from him to the Company in respect of such share or shares or otherwise howsoever either alone or jointly with any other person or persons and the Directors may deduct from the interest or dividend payable to any Member all sums of money so due from him to the Company.

182. Where any instrument of transfer of shares has been delivered to the Company for registration and the transfer of such shares has not been registered by the Company, it shall, notwithstanding anything contained in any other provision of the Act:

         (a) Transfer the dividend in relation to such shares to the special account referred to in Section 205A of the Act unless the Company is authorised by the registered holder of such shares in writing to pay such dividend to the transferee specified in such instrument of transfer; and

         (b) Keep in abeyance in relation to such shares any offer of rights shares under clause (a) of sub-section (1) of Section 81 and any issue of fully paid-up bonus shares in pursuance of sub-section (3) of Section 205 of the Act.

183. Unless otherwise directed, any dividend may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto or, in case of joint-holders, to that one of them first named in the Register in respect of the joint-holding. Every such cheque shall be made payable to the order of the person to whom it is sent. The Company shall not be liable or responsible for any cheque or warrant lost in transmission or for any dividend lost by the Member or person entitled thereto by the forged endorsement of any cheque or warrant or the fraudulent or improper recovery thereof by any other means.

184.     (a)      Subject to the provisions of Section 205A of the Act, if the
                  Company has declared a dividend but which has not been paid or claimed within 42 days from the date of declaration to any shareholder entitled to the payment of the dividend, the Company shall, within seven days from the date of expiry of the said period of 42 days, transfer the total amount of dividend which remains unpaid or unclaimed within the said period of 42 days to a special account in that behalf in any scheduled bank called the "Unpaid Dividend Account of ICICI
                  Bank Limited."

         (b) Any money transferred to the Unpaid Dividend Account of the Company which remains unpaid or unclaimed for a period of three years from the date of such transfer, shall be transferred by the Company to the general revenue account of the Central Government. A claim to any money so transferred to the general revenue account may be preferred to the Central Government by the shareholders to whom the money is due. No unclaimed dividend shall be forfeited till the claim thereto becomes barred by law.

185. Any General Meeting declaring a dividend may make a call on the Members in respect of moneys unpaid on shares for such amount as the meeting fixes but so that the call on each Member shall not exceed the dividend payable to him and so that the call be made payable at the same time as the dividend and the dividend may, if so arranged between the Company and the Members, be set off against the call.

186.     No dividend shall be payable except in cash.

         Provided that nothing in this Article shall be deemed to prohibit the capitalisation of profits or reserves of the Company for the purpose of issuing fully paid-up bonus shares or paying up any amount for the time being unpaid on any shares held by the Members of the Company.

                                 CAPITALISATION

187. Any General Meeting may resolve that any moneys, investments or other assets forming part of the undivided profits standing to the credit of the reserve or Reserve Fund or any other fund of the Company or in the hands of the Company and available for dividend or representing premiums received on the issue of shares and standing to the credit of the share premium account be capitalised -

         (i) by the issue and distribution as fully paid-up shares, debentures, debenture stock, bonds or other obligations of the Company; or

         (ii) by crediting shares of the Company which may have been issued to and are not fully paid up, with the whole or any part of the sum remaining unpaid thereon.

         Such issue and distribution under (i) above and such payment to the credit of unpaid share capital under (ii) above shall be made to, among and in favour of the Members or any class of them or any of them entitled thereto and in accordance with their respective rights and interest and in proportion to the amount of capital paid-up on the shares held by them, respectively, in respect of which such distribution under (i) or payment under (ii) above shall be made on the footing that such Members become entitled thereto as capital. The Directors shall give effect to any such resolution and apply such portion of the profits or reserve or Reserve Fund or any other fund on account as aforesaid as may be required for the purpose of making payment in full for the shares, debentures or debenture stock, bonds or other obligations of the Company so distributed under (i) above or (as the case may be) for the purpose of paying, in whole or in part, the amount remaining unpaid on the shares which may have been issued and are not fully paid up under (ii) above.

         Provided that no such distribution or payment shall be made unless recommended by the Directors and, if so recommended, such distribution and payment shall be accepted by such Members as aforesaid in full satisfaction of their interest in the said capitalised sum.

         For the purpose of giving effect to any such resolution, the Directors may settle any difficulty which may arise in regard to the distribution or payment as aforesaid as they think expedient and, in particular, they may issue fractional certificates and may fix the value for distribution of any specific assets and may determine that cash payments be made to any Members on the footing of the value so fixed and may vest any such cash, shares, debentures, debenture stock, bonds or other obligations in trustees upon such trusts for the persons entitled thereto as may seem expedient to the Directors and generally may make such arrangements for the acceptance, allotment and sale of such shares, debentures, debenture stock, bonds or other obligations and fractional certificates or otherwise as they may think fit. Subject to the provisions of the Act and these presents, in cases where some of the shares of the Company are fully paid and others are partly paid, only such capitalisation may be effected by the distribution of further shares in respect of the fully paid shares and by crediting the partly paid shares with the whole or part of the unpaid liability thereon but so that as between the holders of the fully paid shares and the partly paid shares the sums so applied in the payment of such further shares and in the extinguishment or diminution of the liability on the partly paid shares shall be so applied pro rata in proportion to the amount then already paid or credited as paid on the existing fully paid and partly paid shares, respectively. When deemed requisite a proper contract shall be filed in accordance with the Act and the Board may appoint any person to sign such contract on behalf of the holders of the shares of the Company which shall have been issued prior to such capitalisation and such appointment shall be effective.

                                    ACCOUNTS

188.     (a)      The Directors shall cause true accounts to be kept of:

                  (i) all sums of money received and expended by the Company and the matters in respect of which such receipt and expenditure take place;

                  (ii)     all sales and purchases of goods by the Company; and

                  (iii) the assets, credits and liabilities of the Company and generally of all its commercial, financial and other affairs, transactions and engagements and of all other matters, necessary for showing the true financial state and condition of the Company and the accounts shall be kept in English in such manner as the Directors may deem fit; and the books of accounts shall be kept at the Office and/or at such other place or places in India as the Directors think fit and shall be open to inspection by any of the Directors and such other persons authorised under the Act during business hours.

         (b) If the Company shall have a branch office, whether in or outside India, proper books of account relating to the transactions effected at the office shall be kept at that office and proper summarised returns, made up-to-date at intervals of not more than three months, shall be sent by the branch office to the Company at its Registered Office or other place in India as the Board thinks fit, where the main books of the Company are kept.

189. Once at least in every calendar year the Directors shall lay before the Company in Annual General Meeting a Profit and Loss Account for financial year of the Company immediately preceding the financial year in which such meeting is held and a Balance Sheet containing a summary of the assets and liabilities of the Company made up as at the end of the last working day of that financial year or in case where an extension of time has been granted for holding the meeting up to such extended time and every such Balance Sheet, shall as required by Section 217 of the Act, be accompanied by a report (to be attached thereto) of the Directors as to the state and condition of the Company and as to the amount (if any) which they recommend to be paid out of the profits by way of dividend and the amount (if any) set aside by them for the Reserve Fund, general reserve or Reserve Account shown specifically in the Balance Sheet or to be shown specifically in a subsequent Balance Sheet.

190. Every Balance Sheet and Profit and Loss Account of the Company shall give a true and fair view of the state of affairs of the Company or its branch office and shall, subject to the provisions of Section 211 of the Act and to the extent they are not inconsistent with the Act, be in the forms set out in the Third Schedule of the Banking Act or as near thereto as circumstances admit.

191. The Balance Sheet and the Profit and Loss Account shall be signed by at least three Directors, one of whom shall be a Managing Director or when only one Director is for the time being in India, by such Director and by the Manager or Secretary. The Balance Sheet and the Profit and Loss Account shall be approved by the Board of Directors before they are signed on behalf of the Board in accordance with provisions of this Article and before they are submitted to the Auditors for their Report thereon. The Auditors' Report shall be attached to the Balance Sheet and the Profit and Loss Account or there shall be inserted at the foot of the Balance Sheet and the Profit and Loss Account a reference to the Report. A copy of such Balance Sheet and the Profit and Loss Account so audited together with a copy of the Auditors' Report and every other document required by law to be annexed or attached to the Balance Sheet shall not less than 21 days before the meeting at which the same are to be laid before the Members of the Company, be subject to the provisions of Section 219 of the Act, sent to every trustee for the holders of any debenture and to all persons other than such Members or Trustees, being so entitled.

192. After the Balance Sheet and Profit and Loss Account have been laid before the Company at a General Meeting, three copies thereof signed by the Managing Director, the Manager or Secretary or if there be none of these by a Director of the Company shall be filed with the Registrar together with the requisite returns in accordance with the requirements of Sections 159 and 161 of the Act.

                                      AUDIT

193. At least once in every year, the accounts of the Company shall be balanced and audited and the correctness of the Profit and Loss Account and Balance Sheet ascertained by one or more Auditor or Auditors to be appointed as required by the said Acts.

194. The Company, at each Annual General Meeting, shall appoint an Auditor or Auditors to hold office from the conclusion of that meeting until the conclusion of the next Annual General Meeting. The appointment and the removal of Auditors and the person who may be appointed as Auditors shall be as provided in Sections 224, 224A, 225 and 226 of the Act and the relevant provisions of the Banking Regulation Act, 1949.

195. The audit of the branch office, if any, of the Company shall be by and in the manner provided by Section 228 of the Act.

196. The remuneration of the Auditors of the Company shall be fixed by the Company in General Meeting or by the Board of Directors, if so authorised by the Company in General Meeting except that the remuneration of any Auditors appointed to fill any casual vacancy, may be fixed by the Directors and where his appointment has been made by the Central Government, pursuant to Article 194, may be fixed by the Central Government.

197. Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanations as may be necessary for the performance of the duties of the Auditors and the Auditors shall make a Report to the shareholders on the accounts examined by them and on every Balance Sheet and Profit and Loss Account and every other document declared by the Act to be part of or annexed to the Balance Sheet or Profit and Loss Account which are laid before the Company in General Meeting during their tenure of office and the Report shall state whether in their opinion and to the best of their information and according to the explanations given to them the said accounts give the information required by the said Acts in the manner so required and give a true and fair view:

         (a) in the case of the Balance Sheet, of the state of the Company's affairs as at the end of its financial year, and

         (b) in the case of the Profit and Loss Account, of the profit or loss for financial year. The Auditors' Report shall also state:

                  (i) Whether they had obtained all the information and explanations which to the best of their knowledge and belief were necessary for the purpose of their audit;

                  (ii) Whether, in their opinion, proper books of accounts as required by law have been kept by the Company so far as it appears from the examination of those books and proper returns adequate for the purpose of their audit have been received from the branches not visited by them; and

                  (iii) Whether the Company's Balance Sheet and Profit and Loss Account dealt with by the Report are in agreement with the books of accounts and returns.

                           Where any of the matters referred to in items (i) and
                           (ii) aforesaid are answered in the negative or with a qualification, the Auditors' Report shall state the reason for the same. The Auditors' Report shall be attached to the Balance Sheet and Profit and Loss Account or set out at the foot thereof and such Report shall be read before the Company in General Meeting and shall be open to inspection by any member of the Company.

198. All notices of and other communications relating to any General Meeting of a Company which any Member of the Company is entitled to have sent to him shall also be forwarded to the Auditors of the Company; and the Auditors shall be entitled to attend any General Meeting and to be heard at any General Meeting which they attend on any part of the business which concerns them as Auditors.

199. In addition to the matter which under the preceding Article the Auditor is required to state in his Report, he shall also state in his Report:

         (i) whether or not the information and explanations required by him have been found to be satisfactory;

         (ii) whether or not the transactions of the Company which have come to his notice have been within the powers of the Company;

         (iii) whether or not the returns received from branch offices of the Company have been found adequate for the purposes of his audit;

         (iv) whether the Profit and Loss Account shows a true balance (profit or loss) for the period covered by such accounts;

         (v) any other matter which he considers should be brought to the notice of the shareholders of the Company.

200. Where any of the matters referred to in the Act hereof is answered in the negative or with a qualification, the Auditors' Report shall state the reason for the answer.

201. The accounts of the Company shall not be deemed as not having been and the Auditors' Report shall not state that those accounts have not been properly drawn up on the ground merely that the Company has not disclosed certain matters if:

         (i) those matters are such as the Company is not required to disclose by virtue of any provisions contained in the said Acts; and

         (ii) those provisions are specified in the Balance Sheet and Profit and Loss Account of the Company.

202. Every account, when audited and approved by a General Meeting, shall be conclusive except as regards any error discovered therein within three months after the approval thereof. Whenever any such error is discovered within that period, the account shall forthwith be corrected and henceforth shall be conclusive.

                                     NOTICES

203      (a)      A notice (which expression for the purposes of these presents shall be deemed to include and shall include any summon, notice, process, order, judgement or any other document in relation to or in the winding up of the Company) may be given by the Company to any Member either personally or by sending it by post to him to his registered address or if he has no registered address in India to the address, if any, within India supplied by him to the Company for the giving of notices to him.

         (b) Where a notice is sent by post, the service of such notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice.

                  Provided that where a Member has intimated to the Company in advance that documents should be sent to him under a certificate of posting or by registered post with or without acknowledgement due and has deposited with the Company a sum sufficient to defray the expenses of doing so, service of the document or notice shall not be deemed to be effected unless it is sent in the manner intimated by the Member.

204. If a Member has no registered address in India and has not supplied to the Company an address within India for the giving of notices to him a notice advertised in a newspaper circulating in the neighbourhood of the Registered Office shall be deemed to be duly given to him on the day on which the advertisement appears.

205. A notice may be given by the Company to the persons entitled to a share in consequence of the death or insolvency of a Member by sending it through the post in a pre-paid letter addressed to them by name or by the title of representatives of the deceased or assignee of the insolvent or by any like description at the address (if any) in India supplied for the purpose by the persons claiming to be so entitled or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or insolvency had not occurred.

206. Subject to the provisions of the Act and these presents, notice of every General Meeting shall be given in any manner hereinbefore authorised to:

         (i)      every Member of the Company;

         (ii) every person entitled to a share in consequence of the death or insolvency of a Member who, but for his death or insolvency, would be entitled to receive notice of the Meeting; and

         (iii)    the Auditor or Auditors of the Company.

207. Any notice to be given by the Company shall be signed by the Secretary or by such Director or officer as the Directors may appoint. Such signature may be written, printed or lithographed.

208. Every person who, by operation of law, transfer or other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share, which previously to his name and address and title to the share being notified to the Company, shall have been duly given to the person from whom he derives his title to such share.

209. Subject to the provisions of the Act and these presents, any notice given in pursuance of these presents or document delivered or sent by post to or left at the registered address of any Member or at the address given by him in pursuance of these presents shall notwithstanding such Member be then deceased and whether or not the Company have notice of his decease, be deemed to have been duly served in respect of any registered share, whether held solely or jointly with other persons by such Member until some other person be registered in his stead as the holder or the joint-holder thereof and such service shall, for all purposes of these presents, be deemed sufficient service of such notice or document on his or her heirs, executors or administrators and all persons, if any, jointly interested with him or her in any such share.

                                   WINDING UP

210. For winding up of the Company, the provisions contained in the Banking Act will apply and the provisions of the Act will also apply to the extent to which they are not varied or inconsistent with the Banking Act.

211. If the Company shall be wound up and the assets available for distribution among the Members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up, on the shares held by them, respectively. And if in a winding up, the assets available for distribution among the Members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the Members in proportion to the capital, at the commencement of the winding up, paid up or which ought to have been paid up on the shares held by them, respectively. But this Article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

212.     (a)      If the Company shall be wound up whether voluntarily or
                  otherwise, the liquidators may, with the sanction of a Special
                  Resolution and any other sanction required by the Act, divide amongst the contributories in specie or kind, the whole or any part of the assets of the Company and may, with like sanction, vest the whole or any part of the assets of the Company in trustees upon such trusts for the benefit of the contributories or any of them, as the liquidators with the like sanction shall think fit.

         (b) If thought expedient any such distribution may subject to the provisions of the Act, the Memorandum and these presents, be otherwise than in accordance with the legal rights of the contributories and in particular any class may be given preference or special rights or may be excluded altogether or in part but in case any distribution otherwise than in accordance with the legal rights of the contributories shall be determined on, any contributory who would be prejudiced thereby shall have a right to dissent and ancillary rights as if such determination were a Special Resolution passed pursuant to Section 494 of the Act.

         (c) In case any share to be divided as aforesaid involve a liability to calls or otherwise any person entitled under such division to any of the said share may within 10 days after the passing of the Special Resolution by notice in writing direct the liquidators to sell his portion and pay him the net proceeds and the liquidators shall, if practicable, act accordingly.

213. A Special Resolution sanctioning a sale to any other company duly passed pursuant to Section 494 of the Act may, in like manner, as aforesaid determine that any shares or other consideration receivable by the liquidators be distributed amongst the Members otherwise than in accordance with their existing rights and any such determination shall be binding upon all the Members subject to the rights of dissent and consequential rights conferred by the said Section.

                                 SECRECY CLAUSE

214. No Member shall be entitled to require discovery of or any information respecting any detail of the Company's trading or any matter which may be in the nature of a trade secret, mystery of trade or secret process which may relate to the conduct of the business of the Company and which, in the opinion of the Directors, will be inexpedient in the interest of the Company to communicate the same.

                          INDEMNITY AND RESPONSIBILITY

215.     (a)      Subject to the provisions of Section 201 of the Act, every
                  Director of the Company, officer (whether Managing Director,
                  Manager, Secretary or other officer) or employee or any person employed by the Company as Auditor shall be indemnified by the Company against and it shall be the duty of the Directors out of the funds of the Company to pay all costs, losses and expenses (including travelling expenses) which any such Director, officer, other employee or Auditor may incur or become liable to by reason of any contract entered into or act or deed done by him as such Director, officer, other employee or Auditor or in any way in the discharge of his duties.

         (b) Subject as aforesaid every Director, officer, other employee or Auditor of the Company shall be indemnified against any liability incurred by him in defending any proceedings whether civil or criminal, in which judgement is given in his favour or in which he is acquitted or discharged in connection with any application under Section 633 of the Act in which relief is granted to him by the court.

We, the several persons whose names and addresses are subscribed are desirous of being formed into a Company in pursuance of this Articles of Association and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names:

---------------------------------------------------------------------------------------------------
                                                                   No. of Shares
Sr.      Name of the Subscriber          Address & Occupation      taken by each
No.      and Signature                   of each Subscriber          Subscriber       Witness
---------------------------------------------------------------------------------------------------
1.       Narayanan Vaghul                1301, Radhika             100
         S/o. V. Narayanan               Off Sayani Road           (One Hundred)
         Sd/-                            Prabhadevi
         Chairman                        Mumbai 400 025
         ICICI                           Banker

2.       Parampally Vasudeva Maiya       Flat No. 172-B            100
         S/o. P. Ganapayya Maiya         Jolly Maker Apartments I  (One Hundred)
         Sd/-                            Cuffe Parade
         Executive Director              Mumbai 400 005
         SCICI                           Bank Executive

3.       Lalita Dileep Gupte             153-C, Mhaskar Building   100
         W/o. Dileep Gupte               Opp. Ruia Building        (One Hundred)
         Sd/-                            Sir Balachander Road
         Chief General Manager           Matunga
         ICICI                           Mumbai 400 019
                                         Company Executive

4.       Girish Sumanlal Mehta           A-6, ICICI Apartments     100
         S/o. Sumanlal Mehta             P. Balu Marg              (One Hundred)  Mohanraj S/o.
         Sd/-                            Prabhadevi                               Mishrimal Singhi
         Company Secretary               Mumbai 400 025                           Singhi & Co.
         ICICI                           Company Executive                        Advocates, 7,
                                                                                  Premchand House
5.       Shashikant Harilal Bhojani      A-73, Ocean Gold          100            Annexe, Ashram
         S/o. Harilal Bhojani            Twin Tower Lane           (One Hundred)  Road, Ahmedabad -
         Sd/-                            Prabhadevi                               380 009.
         Corporate Legal Advisor         Mumbai 400 025
         ICICI                           Company Executive

6.       Sethumadhava Rao Ragothaman     C-22, ICICI Apartments    100
         S/o. K. Sethumadhava Rao        P. Balu Marg              (One Hundred)
         Sd/-                            Prabhadevi
         Deputy General Manager          Mumbai 400 025
         ICICI                           Company Executive

7.       Kalpana Morparia                A-13, Ocean Gold          100
         W/o. Jaisingh Morparia          Twin Tower Lane           (One Hundred)
         Sd/-                            Prabhadevi
         Assistant General Manager       Mumbai 400 025
         ICICI                           Company Officer

                                         Total number of shares taken:700
                                                                      (Seven Hundred
                                                                      Equity Shares)
---------------------------------------------------------------------------------------------------
Dated this 22nd day of December, 1993.

At the Fifth Annual General Meeting of ICICI Bank Limited, convened and held at Professor Chandravadan Mehta (Professor C.C. Mehta) Auditorium, General Education Centre, Opposite D. N. Hall Ground, The Maharaja Sayajirao University, Pratapgunj, Vadodara 390 002 on Monday, June 14, 1999, the following Special Resolution was passed:

Resolution at Item no.6

RESOLVED THAT subject to the approval of the Central Government under Section 21 and other applicable provisions, if any, of the Companies Act, 1956, Sections 49-B and 49-C of the Banking Regulation Act, 1949 (including any statutory modification(s) or re-enactment(s) thereof for the time being in force), the name of the Company be changed from "ICICI Banking Corporation Limited" to "ICICI Bank Limited" or such other name with minor modification(s) as may be suggested by the Registrar of Companies, Gujarat and/or the Reserve Bank of India which may be agreed to and accepted by the Board of Directors (the Board) of the Company and accordingly the name "ICICI Banking Corporation Limited" wherever it appears in the Memorandum and Articles of Association of the Company and in all other records of the Company be substituted by the name "ICICI Bank Limited" or such other name with minor modification(s) as may be suggested by the Registrar of Companies, Gujarat and/or the Reserve Bank of India which may be agreed to or accepted by the Board.

Explanatory Statement to the Notice of Fifth Annual General Meeting dated June 14, 1999 under Section 173(2) of the Companies Act, 1956.

Item No.6

The Company was incorporated with the Registrar of Companies, Gujarat, on January 5, 1994 under the name of "ICICI Banking Corporation Limited". The need for a change in the name of the Company has arisen consequent to closer working of the Companies of the ICICI Group, of which the Bank is one of the companies, to benefit from the synergy of the group. Further, the name of the Company is quite long. The Company is well known and is frequently referred to by the public at large as "ICICI Bank". In view of this, the formalisation of the Company's name as "ICICI Bank Limited" instead of "ICICI Banking Corporation Limited" is considered necessary and hence being recommended.

The Registrar of Companies, Gujarat, has confirmed that the new name "ICICI Bank Limited" is available for registration under Section 20 of the Companies Act, 1956. Applications were made to the Central Government and the Reserve Bank of India (RBI) for a change of name of the Company. Approval of the RBI is awaited.

--------------------------------------------------------------------------------
At the Seventh Annual General Meeting of ICICI Bank Limited, convened and held at Central Gujarat Chamber of Commerce Auditorium, Second Floor, Vanijya
Bhavan, Race Course Circle, Vadodara 390 007 on Monday, June 11, 2001, the following Special Resolutions were passed:

Resolution at Item no.11

THAT pursuant to the provisions of Section 17 and other applicable provisions, if any, of the Companies Act, 1956 (including any statutory modification or re-enactment thereof for the time being in force), the Object Clause of Memorandum of Association of the Company be amended, subject to approval of the Reserve Bank of India, by the insertion of the following new sub-clauses 62 under Clause III B -

62. To open, establish, maintain and operate currency chests and small coin depots on such terms and conditions as may be required by the Reserve Bank of India established under the Reserve Bank of India Act, 1934 and enter into all administrative or other arrangements for undertaking such functions with the Reserve Bank of India.

      THAT the present sub-clause 62 be re-numbered as sub-clause 63 under Clause III B.

Resolution at Item no.12

THAT upon the Special Resolution at Item No.11 of the Notice for alteration of the Object Clause of the Memorandum of Association being duly passed and becoming effective, the approval of the Members of the Company be and is hereby accorded pursuant to the provisions of Section 149 (2-A) and other applicable provisions, if any, of the Companies Act, 1956, for commencing and carrying on business and activities as stated therein at such time as may be deemed fit by the Board of Directors (which term to include any committee of the Board) of the Company.

Explanatory Statement to the Notice of Seventh Annual General Meeting dated June 11, 2001 under Section 173(2) of the Companies Act, 1956.

Item Nos. 11 and 12

The Bank has been undertaking commercial banking activities since its inception. Pursuant to the approval of the Scheme of Amalgamation of Bank of Madura Limited (BoM) with the Bank, the BoM has been amalgamated into the Bank with effect from March 10, 2001. The BoM was operating a Currency Chest and Small Coins Depot at its main branch in Madurai. With effect from March 10, 2001, the Effective Date of the amalgamation, all assets, liabilities, rights, obligations, etc., of BoM have been transferred to the Bank. As a consequence, the Bank had to take charge of the Currency Chest and Small Coins Depot of BoM at Madurai. The Reserve Bank of India while approving the Bank's application for taking charge and operating the Currency Chest and Small Coins Depot of BoM suggested that the Objects Clause of Memorandum of Association be amended to specifically provide for opening, establishing, maintaining and operation of currency chests and small coins depots on such terms and conditions as may be required by the Reserve Bank of India.

Pursuant to the provisions of Section 17 of the Companies Act, 1956, the approval of the Members in a general meeting is required to be obtained through a Special Resolution with three-fourths majority in favour for alteration of the Objects Clause of Memorandum of Association of a Company.

The Directors recommend alteration of the Objects Clause of Memorandum of Association of the Company and the commencement and carrying out of the new business and activities as detailed in Resolutions at Item Nos. 11 and 12.

--------------------------------------------------------------------------------

At the Seventh Annual General Meeting of ICICI Bank Limited, convened and held at Central Gujarat Chamber of Commerce Auditorium, Second Floor, Vanijya Bhavan, Race Course Circle, Vadodara 390 007 on Monday, June 11, 2001, the following Resolution was passed as Special Resolution.

Resolution at item no. 13

THAT pursuant to the provisions of Section 31 and other applicable provisions, if any, of the Companies Act, 1956, the consent of the Company be and is hereby accorded to the alteration of the Articles of Association of the Company by inserting a new sub-Article No. 56d under Article 56 as follows:

New sub-Article 56(d)

Acquisition of shares by a person/group which would take, in the aggregate his/her/its holding to a level of 5 percent or more of the total issued capital of the Bank (or such other percentage as may be prescribed by the Reserve Bank of India from time to time) should be effected by such buyer(s) after obtaining prior approval of the Reserve Bank of India. The term `group' will have the same meaning as contained in Section 2(e) of the Monopolies and Restrictive Trade Practices Act, 1969.

Explanatory Statement to the Notice of Seventh Annual General Meeting dated June 11, 2001 under Section 173(2) of the Companies Act, 1956

The Reserve Bank of India had, vide their letter no. DBOD. No. PSBS.BC.182/16.13.100/99 -2000 dated May 31, 2000 addressed to all private sector banks, suggested an amendment to their Articles of Association to the effect that no person/group shall acquire shares in a banking company which would take his/her/its holding to a level of 5 per cent or more of the total issued capital of the bank (or such other percentage as may be prescribed by the Reserve Bank of India from time to time) without the prior approval of the Reserve Bank of India. For holding of shares in excess of 5 per cent of the paid up capital of a banking company, a prior approval in the form of an acknowledgement of the Reserve Bank of India is required to be taken before the transfer of shares in the name of the transferee is given effect. While the approval of the Reserve Bank of India could be applied for and obtained by banks before effecting transfer in case of physical holdings, the same is not feasible in case of acquisition by investors through electronic mode. Hence, the Resolution at Item No. 13 is proposed which lays the responsibility on the buyer of the equity shares to seek prior approval of the Reserve Bank of India in case his/her/its holdings in equity shares in a bank crosses 5 per cent of the paid up capital.

At the Eighth Annual General Meeting of ICICI Bank Limited, convened and held at Professor Chandravadan Mehta Auditorium, General Education Centre, Opposite D.N. Hall Ground, The Maharaja Sayajirao University, Pratapgunj, Vadodara 390 002 on Monday, September 16, 2002, the following Resolutions were passed.

Ordinary Resolution

Resolution at Item no. 22

RESOLVED that the authorised capital of the Company be reduced from Rs. 2250,00,00,000 (Rupees Two Thousand Two Hundred and Fifty Crore) to Rs. 1900,00,00,000 (Rupees One Thousand Nine Hundred Crore)

RESOLVED FURTHER that subject to the approval of the Reserve Bank of India and any other requisite approvals, if and to the extent necessary, the Memorandum of Association of the Company be amended by substituting Clause V as follows:

V. The authorised capital of the Company shall be Rs. 1900,00,00,000 divided into 155,00,00,000 shares of Rs. 10/ - each and 350 shares of Rs. 1 crore each with rights, privileges and conditions attached thereto as are provided by the Articles of Association of the Company for the time being with power to increase or reduce the Capital of the Company and to divide the shares in the capital for the time being into several classes and to attach thereto respectively such preferential, cumulative, convertible, guarantee, qualified or other special rights, privileges, conditions or restrictions, as may be determined by or in accordance with the Articles of Association of the Company for the time being and to vary, modify, or abrogate any such right, privilege or condition or restriction in such manner as may for the time being be permitted by the Articles of Association of the Company or the legislative provisions for the time being in force.

Special Resolution

Resolution at Item no. 23

RESOLVED that subject to the requisite approvals, if and to the extent necessary, Article 5(a) of the Articles of Association of the Company be substituted by the following:

5(a). The authorised capital of the Company is Rs. 1900,00,00,000 divided into 155,00,00,000 equity shares of Rs. 10/- each and 350 preference shares of Rs. 1 crore each.

Explanatory Statement to the Notice of Eighth Annual General Meeting dated September 16, 2002 under Section 173(2) of the Companies Act, 1956.

Item Nos. 22 and 23

At present, the authorised capital of the Company is Rs. 2250 crore as set out in Clause V of the Memorandum of Association of the Company consisting of equity share capital of Rs. 1900 crore and preference share capital of Rs. 350 crore as mentioned in Schedule I of the Scheme of Amalgamation of ICICI Limited, ICICI Capital Services Limited and ICICI Personal Financial Services Limited with ICICI Bank Limited.

In terms of the provisions of Section 12(1)(i) of the Banking Regulation Act, 1949, the subscribed capital of the Company must not be less than one-half of the authorised capital. Currently, the subscribed capital of the Company is Rs.963 crore consisting of equity capital of Rs.613 crore and preference share capital of Rs.350 crore. The Company is not planning to increase its subscribed capital in the near future. Thus, it is necessary to reduce the authorised capital of the Company in order to comply with the requirement of the Banking Regulation Act.

Your approval is, therefore, sought to reduce the authorised capital and the amendment of the said Clause V of the Memorandum of Association of the Company vide Resolution at Item No.22 of the Notice. The relevant extract from Clause V vis-a-vis the proposed amendment are given below for ready reference of the
Members:

--------------------------------------------------------------------------------------------------------------
          Extract from Clause V at present                         With the proposed amendment
--------------------------------------------------------------------------------------------------------------
The authorized capital of the Company shall be          The authorized capital of the Company shall be
Rs.2,250,00,00,000 divided into 1,90,00,00,000 shares   Rs.1900,00,00,000 divided into 155,00,00,000 shares of
of Rs.10/- each and 350 shares of Rs.1 crore each....   Rs.10/- each and 350 shares of Rs.1 crore each....
--------------------------------------------------------------------------------------------------------------

Your approval is also sought vide Resolution at Item No.23 of the Notice to amend the relevant Article of the Articles of Association of the Company to reflect the reduction and classification of the share capital.

The relevant Article 5(a) as at present and with the proposed amendment is given below for ready reference of the Members:

-------------------------------------------------------------------------------------------------------------
                   Present Article                                      Proposed Article
-------------------------------------------------------------------------------------------------------------
"5(a) The Authorized Share Capital of the Company is    "5(a) The Authorized Share Capital of the Company is
Rs.2,250,00,00,000 divided into 1,90,00,00,000 equity   Rs.1,900,00,00,000 divided into 1,55,00,00,000 equity
shares of Rs.10/- each and 350 preference shares of     shares of Rs.10/- each and 350 preference shares of
Rs.1 crore each".                                       Rs.1 crore each".
--------------------------------------------------------------------------------------------------------------

At the Eighth Annual General Meeting of ICICI Bank Limited, convened and held at Professor Chandravadan Mehta Auditorium, General Education Centre, Opposite D.
N. Hall Ground, The Maharaja Sayajirao University, Pratapgunj, Vadodara 390 002 on Monday, September 16, 2002, the following Resolution was confirmed by the Members as a Special Resolution which was approved by them by means of postal ballot voting process.

Resolution at Item No. 24

RESOLVED THAT subject to the provisions of Sections 17, 18 and other applicable provisions, if any, of the Companies Act, 1956 and Section 49-C of the Banking Regulation Act, 1949, the Memorandum of Association of the Company be and is hereby amended by addition or substitution as the case may be, of the following:

I.    Clause III (A) be modified and amended as follows:

      (a)   By inserting the following Clause as Clause 7A after Clause 7:

            7A. To securitise, purchase, acquire, invest in, transfer, sell, dispose of or trade in any financial asset whatsoever, receivables, debts, whether unsecured or secured by mortgage of immoveables or charge on movables or otherwise, securitised debts, asset or mortgaged backed securities or mortgage backed securitised debts and to manage, service or collect the same and to appoint managing, servicing or collection agent therefor and to issue certificates or other instruments in respect thereof to public or private investors and to guarantee and insure the due payment, fulfillment and performance of obligations in respect thereof or in connection therewith and to promote, establish, undertake, organise, manage, hold or dispose of any special purpose entity, body corporate or vehicle for carrying on all or any such activities.

      (b)   By deleting Clause III(A)(18) and replacing it with the following:

      18.    i)    To provide credit, charge, debit, saving, investment or other facilities to any person or persons (whether individuals, firms, companies, bodies, corporate or other entities), whether in the private or public sector by issuance of credit, charge, debit, stored value, prepaid, smart or other cards whether private label, co-branded, affinity or otherwise and to provide fee based services to merchant and card members or cardholders.

            ii) To establish and maintain card acceptance network (including physical, electronic, computer or automated machines network) and to engage in merchant acquisition or location management.

      (c) By inserting the following Clauses after Clause III(A)(20) as Object Clause Nos. 20A, 20B, 20C, 20D, 20E, 20F, 20G, 20H, 20I, 20J, 20K:

20A. To carry on the business of assisting industrial, infrastructure and commercial enterprises:

      in general by

      i) assisting in the creation, expansion and modernisation of such enterprises;

      ii) encouraging and promoting the participation of capital, both internal and external in such enterprises;

      and in particular by

      i) providing finance in the form of long, medium or short term loans or equity participations;

      ii)   sponsoring and underwriting new issues of shares and securities;

      iii)  guaranteeing loans from other investment sources;

      iv) making funds available for re-investment by revolving investments as rapidly as prudent;

      v) performing and undertaking activities pertaining to leasing, giving on hire or hire-purchase, warehousing, bill marketing, factoring and related fields;

20B. To lend money, with or without interest, (with or without security) for any maturity, in any form whatsoever including by way of loans, advances, instalment credit, trade finance, hire or otherwise to any person or persons (whether individuals, firms, companies, bodies corporate, Government, State, Sovereign, public body or authority, supreme, local or otherwise or other entities), whether in the private or public sector, for any purpose whatsoever, including agriculture, industry, infrastructure, export-import, housing, consumer or others.

20C. To lend money, with or without interest, (with or without security) for any maturity, in any form whatsoever, to any person or persons (whether individuals, firms, companies, bodies corporate, Government, State, Sovereign, public body or authority, supreme, local or otherwise or other entities), whether in the private or public sector, to purchase or acquire any freehold or leasehold lands, estate or interest in or to take demise for any term or terms of years of any land or property or to construct, erect, purchase, extend, alter, renovate, develop or repair any house or building or any form of real estate or any part or portion thereof.

20D. To provide financial assistance to any person or persons (whether individuals, firms, companies, bodies corporate, Government, State, Sovereign, public body or authority, supreme, local or otherwise or other entities), whether in the private or public sector for any purpose whatsoever by means of leasing, giving on hire or hire-purchase, lending, selling, reselling, or otherwise disposing of all forms of immoveable and moveable properties and assets of any kind, nature or use, whatsoever and for the purpose, purchasing or otherwise acquiring dominion over the same, whether new or used.

20E. To issue, subscribe to, acquire, purchase, sell, dispose of, deal or trade in derivative financial instruments including futures, forwards, options, swaps, caps, collars, floors, swap options, bond options or other derivative instruments whether traded on any market or exchange or otherwise for proprietary trading activities or for any person or persons (whether individuals, firms, companies, bodies corporate, Government, State, Sovereign, public body or authority, supreme, local or otherwise or other entities), whether in the private or public sector.

20F. To purchase, acquire, sell, dispose of, deal or trade in commodities (including but not limited to bullion, metals, non-metals, energy and energy products, electricity or agricultural products), as permitted for banking companies to undertake from time to time, and to issue, acquire, dispose of, deal or trade in derivative instruments in respect thereof including futures, forwards, options, swaps, caps, collars, floors, swap options or other derivative instruments whether traded on any market or exchange or otherwise for proprietary trading activities or for any person or persons (whether individuals, firms, companies, bodies corporate, Government, State, Sovereign, public body or authority, supreme, local or otherwise or other entities), whether in the private or public sector.

20G. To promote, organize, manage or undertake the activities of insurance intermediaries including insurance or reinsurance brokers, consultants, surveyors, loss assessors, loss control engineers, risk managers, actuarial analyst and to buy, sell, market, distribute, deal in or dispose of insurance products and related investments.

20H. To promote, organise or manage funds or investments on a discretionary or non-discretionary basis on behalf of any person or persons (whether individual, firms, companies, bodies, corporate, public body or authority, supreme, local or otherwise, trusts, pension funds, offshore funds, charities, other associations or other entities), whether in the private or public sector.

20I. To act as Trustee of any deeds, constituting or securing any debentures, debenture stock or other securities or obligations and to undertake and execute any other trusts, and also to undertake the office of or exercise the powers of executor, administrator, receiver, treasurer, custodian and trust corporation.

20J. To promote, organise, manage or undertake, marketing, trading, distribution or servicing of insurance and assurance products of all kinds, whether life or general; financial, investment or other products including (without limitation) securities, stocks, shares, debentures, bonds, units, certificates or services offered by the Company and/or by any person, firm, company, body corporate, mutual fund, Government, State, public body or authority, supreme, municipal, local or otherwise, through the Company's branches, offices, call or contact centres or other outlets, franchisees or agents or through print, voice, video, electronic or other media or through remote facilities including (without limitation) electronic, computer or automated machines network or other modes of communication and for that purpose to appoint or avail the services of agents, brokers, franchisees or distributors by whatever name called.

20K. To provide financial services, advisory and counselling services and facilities of every description capable of being provided by share and stock brokers, share and stock jobbers, share dealers, investment fund managers and to arrange and sponsor public and private issues or placement of shares and loan capital and to negotiate and underwrite such issues.

II.   Clause III (B) be modified and amended by:

      (a)   By deleting Clause III (B)(61) and replacing it with the following:

            61. To do all or any of the above things and all such other things as are incidental or as may be thought conducive to the attainment of the above objects or any of them in India or any other part of the world either as principals, agents, trustees, contractors or otherwise and either alone or in conjunction with others and either by or through agents, contractors, trustees or otherwise and to do all such things as are incidental or conducive to the attainment of the above objects.

      (b) By inserting the following Clauses after Clause III(B)(62) as Object Clause Nos. 62A, 62B, 62C, 62D, and 62E:

            62A. To develop, improve, design, market, distribute, sell or license software and programme products of any and all descriptions in connection with or incidental or conducive to or in furtherance of the attainment of any of the objects of the Company.

            62B. To operate delivery services in connection with or incidental or conducive to or in furtherance of the attainment of any of the objects of the Company, and to own, operate and maintain all modes of transportation, warehouses, depots or godowns in connection with or incidental or conducive to or in furtherance of the attainment of any of the objects of the Company.

            62C. To appoint trustees (whether individuals or corporations) to hold securities on behalf of and to protect the interests of the Company.

            62D. To promote, sponsor, organise, manage or undertake events, exhibitions, conferences, lectures, seminars, printing, publication or distribution of any books, report, literature, newspapers, publicity or other materials in connections with or incidental or conducive to or in furtherance of the attainment of any of the objects of the Company.

            62E. To promote, own, establish, operate or maintain branches and other outlets or media, data, call or contact centres or other remote facilities for trading, marketing, distribution or conducting transactions including (without limitation) electronic data interchange, transaction initiation, processing, clearing or settlement services by means of electronic, computer or automated machines network or by any other modes of communication in financial and other products or services.

RESOLVED FURTHER THAT the aforesaid Special Resolution for alteration of the Object Clause of the Memorandum of Association being duly passed and becoming effective, the approval of the Members of the Company be and is hereby accorded pursuant to the provisions of Section 149(20 A) and other applicable provisions, if any, of the Companies Act, 1956, for commencing and carrying on all or any of the new business and activities at such time as may be deemed fit by the Board of Directors.

Explanatory Statement in respect of Special Resolution which was approved by the Members of ICICI Bank by means of postal ballot voting process, the result of which was declared at its Eighth Annual General Meeting held on September 16, 2002 to amend the Object Clause of the Memorandum of Association of ICICI Bank Limited.

Item No. 24

The merger of ICICI Limited (ICICI), ICICI Capital Services Limited and ICICI Personal Financial Services Limited with ICICI Bank Limited (the Company) has expanded the existing and future scope of the Company's operations, as various activities that ICICI was empowered to undertake would now be undertaken by the Company, subject to applicable laws and regulations governing banking companies. While all activities commenced by the Company are covered in the Object Clause of the Memorandum of Association, for the sake of abundant clarity, it is proposed to provide a more detailed description of these activities in the Object Clause of the Memorandum of Association of the Company. Further, it is proposed to add new activities such as acting as insurance intermediaries, engaging in commodity trading, in the Object Clause. It is, therefore, necessary to suitably amend the Object Clause of the Memorandum of Association of the Company. The Clauses proposed to be amended/added are detailed in the Resolution at Item No. 24 of the Notice.

Pursuant to the provisions of Section 149(20 A) of the Companies Act, 1956, the approval of the Members in General Meeting is required before commencement of any new activity set out in the Object Clause of the Memorandum of Association of a company. Approval of the Members is sought for amendment to the Object Clause and for the commencement and carrying out of new business and activities vide Resolution at Item No. 24 of the Notice. The said new business and activities would be commenced at such time or times as the Board may deem fit in the interest of the Company subject to the applicable laws and regulations governing banking companies including the Banking Regulation Act, 1949.

Pursuant to the provisions of Section 192A of the Companies Act, 1956, read with the Companies (Passing of Resolution through Postal Ballot) Rules, 2001, the shareholders' consent for amendment to the Object Clause of the Memorandum of Association of the Company is required to be obtained by means of postal ballot. This is being obtained separately and the result of the same will be announced by the Chairman of the Meeting.

--------------------------------------------------------------------------------

Amendments to the Object Clause approved by the Members by means of postal ballot, the result of which was declared at the Eighth Annual General Meeting held on September 16, 2002, which was approved by Reserve Bank of India with some modifications as detailed below:

I.    Clause III (A) be modified and amended as follows:

      (a)   By inserting the following Clause as Clause 7A after Clause 7:

            7A. To securitise, purchase, acquire, invest in, transfer, sell, dispose of or trade in any financial asset whatsoever, receivables, debts, whether unsecured or secured by mortgage of immoveables or charge on movables or otherwise, securitised debts, asset or mortgaged backed securities or mortgage backed securitised debts and to manage, service or collect the same and to appoint managing, servicing or collection agent therefor and to issue certificates or other instruments in respect thereof to public or private investors and to guarantee and insure the due payment, fulfillment and performance of obligations in respect thereof or in connection therewith and to promote, establish, undertake, organise, manage, hold or dispose of any special purpose entity, body corporate or vehicle for carrying on all or any such activities.

      (b)   By deleting Clause III(A)(18) and replacing it with the following:

            18. To provide credit, charge, debit, saving, investment or other facilities to any person or persons (whether individuals, firms, companies, bodies, corporate or other entities), whether in the private or public sector by issuance of credit, charge, debit, stored value, prepaid, smart or other cards whether private label, co-branded, affinity or otherwise and to establish and maintain card acceptance network (including physical, electronic, computer or automated machines network) and make payments or provide settlement service to the merchants or issuing banks on account of usage by the cardholders of the credit, charge, debit, stored value, prepaid, smart or other cards whether private label, co-branded, affinity or otherwise.

      (c) By inserting the following Clauses after Clause III(A)(20) as Object Clause Nos. 20A, 20B, 20C, 20D, 20E, 20F, 20G, 20H, 20I, 20J, 20K:

            20A. To carry on the business of assisting industrial infrastructure and commercial enterprises:

                  in general by

            i) assisting in the creation, expansion and modernisation of such enterprises;

            ii) encouraging and promoting the participation of capital, both internal and external in such enterprises;

                  and in particular by

            i) providing finance in the form of long, medium or short term loans or equity participations;

            ii) sponsoring and underwriting new issues of shares and securities;

            iii)  guaranteeing loans from other investment sources;

            iv) making funds available for re-investment by revolving investments as rapidly as prudent;

            v) performing and undertaking activities pertaining to leasing, giving on hire or hire-purchase, bill marketing, factoring and related fields;

            20B To lend money, with or without interest, (with or without security) for any maturity, in any form whatsoever including by way of loans, advances, instalment credit, trade finance, hire or otherwise to any person or persons (whether individuals, firms, companies, bodies corporate, Government, State, Sovereign, public body or authority, supreme, local or otherwise or other entities), whether in the private or public sector, for any purpose whatsoever, including agriculture, industry, infrastructure, export-import, housing, consumer or others.

            20C To lend money, with or without interest, (with or without security) for any maturity, in any form whatsoever, to any person or persons (whether individuals, firms, companies, bodies corporate, Government, State, Sovereign, public body or authority, supreme, local or otherwise or other entities), whether in the private or public sector, for:

                  (i) Purchasing or acquiring any freehold or leasehold lands, estate or interest in any land or property,

                  (ii) Taking demise for any term or terms of years of any land or property, or

                  (iii) Construction, erection, purchase, extension, alteration, renovation, development or repair any house or building or any form of real estate or any part or portion thereof.

            20D To provide financial assistance to any person or persons (whether individuals, firms, companies, bodies corporate, Government, State, Sovereign, public body or authority, supreme, local or otherwise or other entities), whether in the private or public sector for any purpose whatsoever by means of leasing, giving on hire or hire-purchase, lending, selling, reselling, or otherwise disposing of all forms of immoveable and moveable properties and assets of any kind, nature or use, whatsoever and for the purpose, purchasing or otherwise acquiring dominion over the same, whether new or used.

            20E To purchase, acquire, sell, dispose of, deal or trade in bullion and specie and/or to issue, subscribe to, acquire, purchase, sell, dispose of, deal or trade in derivative financial instruments including futures, forwards, options, swaps, caps, collars, floors, swap options, bond options or other derivative instruments whether traded on any market or exchange or otherwise, for proprietary trading activities or for any person or persons (whether individuals, firms, companies, bodies corporate, Government, State, Sovereign, public body or authority, supreme, local or otherwise or other entities), whether in the private or public sector.

            20F To promote, organize, manage or undertake the activities of insurance intermediaries including insurance or reinsurance brokers, consultants, surveyors, loss assessors, loss control engineers, risk managers, actuarial analyst and to promote, organize, manage or undertake, marketing, trading, distribution or servicing of insurance and assurance products of all kinds, whether life or general; financial, investment or other products including (without limitation) securities, stocks, shares, debentures, bonds, units, certificates or services offered by the Company and/or by any person, firm, company, body corporate, mutual fund, Government, State, public body or authority, supreme, municipal, local or otherwise, through the Company's branches or offices.

            20G To promote, organise or manage funds or investments on a discretionary or non-discretionary basis on behalf of any person or persons (whether individual, firms, companies, bodies, corporate, public body or authority, supreme, local or otherwise, trusts, pension funds, offshore funds, charities, other associations or other entities), whether in the private or public sector.

            20H To act as Trustee of any deeds, constituting or securing any debentures, debenture stock, or other securities or obligations and to undertake and execute any other trusts, and also to undertake the office of or exercise the powers of executor, administrator, receiver, treasurer, custodian and trust corporation.

            20I To provide financial services, advisory and counselling services and facilities of every description capable of being provided by share and stock brokers, share and stock jobbers, share dealers, investment fund managers and to arrange and sponsor public and private issues or placement of shares and loan capital and to negotiate and underwrite such issues.

            II.   Clause III (B) be modified and amended by:

            (a) By deleting Clause III (B)(61) and replacing it with the following:

            61. To do all or any of the above things and all such other things as are incidental or as may be thought conducive to the attainment of the above objects or any of them in India or any other part of the world either as principals, agents, trustees, contractors or otherwise and either alone or in conjunction with others and either by or through agents, contractors trustees or otherwise and to do all such things as are incidental or conducive to the attainment of the above objects.

            (b) By inserting the following Clauses after Clause III(B)(60) as Object Clause Nos. 60A, 60B and 60C:

            60A To develop, improve, design, software and programme products of any and all descriptions in connection with or incidental or conducive to or in furtherance of the attainment of any of the objects of the Company.

            60B To appoint trustees (whether individuals or corporations) to hold securities on behalf of and to protect the interests of the Company.

            60C To promote, sponsor, organise, manage or undertake events, exhibitions, conferences, lectures, seminars, printing, publication or distribution of any books, report, literature, newspapers, publicity or other materials in connections with or incidental or conducive to or in furtherance of the attainment of any of the objects of the Company.


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